UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

GALENA BIOPHARMA, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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4640 SW Macadam Ave., Suite 270

Portland, Oregon 97239

April 30, 2014

Dear Stockholder:

You are cordially invited to attend the 2014 Annual Meeting of Stockholders of Galena Biopharma, Inc. to be held at the Nines Hotel, 6th Floor, 525 SW Morrison, Portland, Oregon 97204, at 9:00 A.M., local time, on Friday, June 27, 2014.

The notice of annual meeting and the proxy statement on the following pages cover the formal business of the Annual Meeting. At the Annual Meeting, management also will report on our current business and operations and will be available to respond to questions from stockholders.

Whether or not you plan to attend, it is important that your shares be represented and voted at the meeting. I urge you, therefore, to return a signed proxy card or vote by telephone or over the internet, so that you can be sure your votes are properly counted, even if you plan to attend the meeting. Information about voting procedures can be found in the proxy statement.

I hope you will join us.

Sincerely,

Mark J. Ahn, Ph.D.

President and Chief Executive Officer

4640 SW Macadam Ave., Suite 270

Portland, Oregon 97239

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To Be Held On June 27, 2014

Notice is hereby given to the holders of common stock of Galena Biopharma, Inc., that the Annual Meeting of Stockholders will be held on Friday, June 27, 2014, at the Nines Hotel, 6th Floor, 525 SW Morrison, Portland, Oregon 97204 at 9:00 A.M., local time, for the following purposes:

(1)	To elect three directors to serve until the 2017 annual meeting of stockholders;

(2)	To approve, by non-binding vote, the compensation of our named executive officers as disclosed in this proxy statement;

(3)	To ratify the selection of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014; and

(4)	To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

We are pleased to take advantage of Securities and Exchange Commission rules that allow companies to furnish their proxy materials over the Internet. We are mailing to many of our stockholders a Notice of Internet Availability of Proxy Materials instead of a paper copy of our proxy materials and our 2013 Annual Report on Form 10-K. The Notice contains instructions on how to access those documents and to cast your vote via the Internet. The Notice also contains instructions on how to request a paper copy of our proxy materials and our 2013 Annual Report on Form 10-K. All stockholders who do not receive a Notice will receive a paper copy of the proxy materials and the Annual Report by mail. This process allows us to provide our stockholders with the information they need on a more timely basis, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials.

Only those stockholders of record at the close of business on April 29, 2014 are entitled to notice of and to vote at the Annual Meeting or any postponement or adjournment thereof. A complete list of stockholders entitled to vote at the Annual Meeting will be available for examination at the Annual Meeting for any purpose germane to the Annual Meeting.

All stockholders are cordially invited to attend the Annual Meeting.

By Order of the Board of Directors,

April 30, 2014	Ryan M. Dunlap
Corporate Secretary

4640 SW Macadam Ave., Suite 270

Portland, Oregon 97239

Annual Meeting of Stockholders

To Be Held on June 27, 2014

PROXY STATEMENT

This proxy statement is furnished to holders of common stock of Galena Biopharma, Inc., a Delaware corporation (“we, “us,” “our,” “Galena” or the “company”), in connection with the solicitation of proxies by our board of directors for use at our 2014 Annual Meeting of Stockholders to be held at the Nines Hotel, 6th Floor, 525 SW Morrison, Portland, Oregon 97204, at 9:00 A.M., local time, on Friday, June 27, 2014, and at any postponement or adjournment thereof.

The Notice of Internet Availability is first being mailed to our stockholders on or about May 13, 2014.

Our board of directors is asking you to vote your shares by completing, signing and returning the accompanying proxy card. If you attend the Annual Meeting in person, you may vote at the Annual Meeting even if you have previously returned a proxy card. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder as described in more detail below under “What are the voting rights of the holders of Galena common stock?”

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL STOCKHOLDERS MEETING TO BE HELD ON JUNE 27, 2014: This proxy statement, the accompanying proxy card or voting instruction card and our 2013 Annual Report on Form 10-K are also available at http://www.edocumentview.com/GALE.

QUESTIONS AND ANSWERS

What is a proxy?

A proxy is the legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. By completing, signing and returning the accompanying proxy card, you are designating Mark J. Ahn, Ph.D., our President and Chief Executive Officer, and Ryan M. Dunlap, our Vice President, Chief Financial Officer and Corporate Secretary, as your proxies for the Annual Meeting and you are authorizing Dr. Ahn and Mr. Dunlap to vote your shares at the Annual Meeting as you have instructed them on the proxy card. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting, we urge you to vote in one of the ways described below so that your vote will be counted if you later decide not to attend the Annual Meeting or are unable to attend.

What is a proxy statement?

A proxy statement is a document that we are required by regulations of the Securities and Exchange Commission, or “ SEC ,” to give you when we ask you to sign a proxy card designating Dr. Ahn and Mr. Dunlap as proxies to vote on your behalf.

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What is in this proxy statement?

This proxy statement describes the proposals on which we would like you, as a stockholder, to vote at the Annual Meeting. It gives you information on the proposals, as well as other information about us, so that you can make an informed decision.

At the Annual Meeting, stockholders will act upon the following matters referred to in the attached notice of annual meeting and described in detail in this proxy statement:

(1)	the election of three directors;

(2)	the proposal to approve, by non-binding vote, the compensation of our named executive officers as disclosed in this proxy statement; and

(3)	the ratification of the appointment of our independent registered public accounting firm for the fiscal year ending December 31, 2014.

In addition, management will report on our current business operations and respond to appropriate questions from stockholders.

Who is entitled to vote at the Annual Meeting?

Only stockholders of record at the close of business on April 29, 2014, the record date for the Annual Meeting, will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. These shares include those (1) held directly in your name as the stockholder of record and (2) held for you as the beneficial owner through a broker, bank or other nominee.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most of our stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name as the stockholder of record. As summarized below, there are some important distinctions between shares held of record and those owned beneficially.

•	Stockholder of Record — If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the stockholder of record with respect to these shares. As the stockholder of record, you have the right to these shares to grant your voting proxy directly to us or to vote in person at the Annual Meeting.

•	Beneficial Owner — If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name and your broker or nominee is considered the stockholder of record with respect to those shares. As the beneficial owner of these shares, you have the right to direct your broker or nominee on how to vote these shares and are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you receive a proxy from your broker or nominee. Your broker or nominee has provided voting instructions for you to use. If you wish to attend the Annual Meeting and vote in person shares held in street name, please contact your broker or nominee so that you can receive a legal proxy to present at the Annual Meeting.

What does it mean if I receive more than one proxy card?

It means that you have multiple accounts at our transfer agent or with your broker, bank or other nominee. Please complete, sign and return all proxy cards to ensure that all your shares are voted. Unless you need multiple accounts for specific purposes, it may be less confusing if you consolidate as many of your transfer agent or brokerage accounts as possible under the same name and address.

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What constitutes a quorum?

Our bylaws provide that the presence, in person or by proxy, at the Annual Meeting of the holders of a majority of outstanding shares of our common stock will constitute a quorum for the transaction of business. On the record date, there were 118,025,812 shares of our common stock issued and outstanding, exclusive of treasury shares.

For the purpose of determining the presence of a quorum, proxies marked “withhold authority” or “abstain” will be counted as present. Shares represented by proxies that include so-called broker non-votes, as described in greater detail below, also will be counted as shares present for purposes of establishing a quorum.

What are Abstentions?

An “abstention” occurs when a stockholder sends in a proxy marked “ABSTAIN” regarding a particular proposal. For purposes of establishing a quorum, shares that the holders abstain from voting in person and shares covered by proxies received but marked “ABSTAIN” as to any or all proposals count as present at the Annual Meeting.

Abstentions will have no effect on the outcome of the vote regarding Proposal 1. As to Proposals 2 and 3, however, regarding the approval, by non-binding vote, of the compensation of our named executive officers and the ratification of the appointment of our independent registered public accounting firm for the fiscal year ending December 31, 2014, respectively, an abstention will have the same effect as a vote “AGAINST” the proposal.

What are the voting rights of the holders of Galena common stock?

Each share of our common stock entitles the holder to one vote on all matters to come before the Annual Meeting. The following voting rights are associated with respect to the proposals:

•	As to Proposal 1 regarding the election of directors, you may vote “FOR” or “WITHHOLD” with respect to all or any of the nominees.

•	As to Proposal 2 regarding the approval, by non-binding vote, of the compensation of our named executive officers as disclosed in this proxy statement, you may vote “FOR,” “AGAINST” or “ABSTAIN.”

•	As to Proposal 3 regarding the ratification of the appointment of Moss Adams, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014, you may vote “FOR,” “AGAINST” or “ABSTAIN.”

How will my shares be voted if I am a stockholder of record?

If you are a stockholder of record and do not vote via the Internet, via telephone or by returning a signed proxy card, your shares will not be voted unless you attend the Annual Meeting and vote your shares.

If you vote via the Internet or telephone and do not specify contrary voting instructions, your shares will be voted in accordance with the recommendations of our board of directors. Similarly, if you sign and submit your proxy card or voting instruction card with no instructions, your shares will be voted in accordance with the recommendations of our board of directors.

If I am a beneficial owner of shares, can my brokerage firm vote my shares?

If you are a beneficial owner and do not vote via the Internet, telephone, or by returning a signed voting instruction card to your broker, your shares may be voted only with respect to so-called routine matters where your broker has discretionary voting authority over your shares. Brokers will have such discretionary authority to

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vote only on Proposal 3 regarding the ratification of the selection of our independent registered public accounting firm for 2014, but not on any of the other proposals.

We encourage you to provide instructions to your brokerage firm by returning your voting instruction card. This ensures that your shares will be voted at the Annual Meeting with respect to all of the proposals described in this proxy statement.

What happens if a director nominee is unable to stand for election?

Our board of directors may reduce the number of nominees or select a substitute nominee. In the latter case, if you have completed, signed and returned your proxy card, Dr. Ahn and Mr. Dunlap can vote your shares for a substitute nominee. They cannot vote for more than three nominees.

Is my vote kept confidential?

Proxies, ballots and voting tabulations identifying stockholders are kept confidential and will not be disclosed to third parties except as may be necessary to meet legal requirements.

What vote is required for the proposals?

The following votes are required with respect to the proposals:

•	As to Proposal 1 regarding the election of directors, the three nominees receiving the greatest number of affirmative votes cast, known as a “plurality vote,” will be elected.

•	As to Proposal 2 regarding the approval, by non-binding vote, of the compensation of our named executive officers as disclosed in this proxy statement, the affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote at the Annual Meeting is required.

•	As to Proposal 3 regarding the ratification of the appointment of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014, the affirmative vote of the holders of a majority of the shares present, in person or by proxy, and entitled to vote at the Annual Meeting is required.

An automated system administered by our transfer agent will tabulate votes cast by proxy at the Annual Meeting, and the inspector of elections for the Annual Meeting will tabulate votes cast in person at the Annual Meeting.

What are the board’s recommendations?

The recommendations of our board of directors are set forth together with the description of each proposal in this proxy statement. In summary, our board of directors recommends a vote:

•	“FOR” election of the directors named in this proxy statement as described in Proposal 1;

•	“FOR” approval of the compensation of our named executive officers as disclosed in this proxy statement as described in Proposal 2; and

•	“FOR” ratification of the appointment of Moss Adams LLC as our independent registered public accounting firm for fiscal year ending December 31, 2014 as described in Proposal 3.

How can I attend the Annual Meeting?

You may attend the Annual Meeting if you are listed as a stockholder of record as of April 29, 2014 and bring proof of your identity. If you hold your shares in street name through a broker or other nominee, you will

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need to provide proof that you are the beneficial owner of the shares by bringing either a copy of a brokerage statement showing your share ownership as of April 29, 2014, or a legal proxy if you wish to vote your shares in person at the Annual Meeting. In addition to the items mentioned above, you should bring proof of your identity.

How can I vote my shares in person at the Annual Meeting?

Shares held directly in your name as the stockholder of record may be voted in person at the Annual Meeting. If you choose to do so, please bring proof of your identity to the Annual Meeting. Shares held in street name beneficially owned may be voted by you if you receive and present at the Annual Meeting a proxy from your broker or nominee, together with proof of your identity. Even if you plan to attend the Annual Meeting, we urge you to vote in one of the ways described below so that your vote will be counted if you later decide not to attend the Annual Meeting or are unable to attend. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you change your proxy instructions as described above.

How can I vote my shares without attending the Annual Meeting?

Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct your vote without attending the Annual Meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee. In most instances, you will be able to do this over the Internet, by telephone or by mail. Please refer to the summary instructions below, the instructions included on the Notice of Internet Availability of the proxy materials, and if you request printed proxy materials, the instructions included on your proxy card or, for shares held in street name, the voting instruction card provided by your broker or nominee.

•	By Internet — If you have Internet access, you may submit your proxy from any location in the world by following the Internet voting instructions on the proxy card or voting instruction card sent to you.

•	By Telephone — You may submit your proxy by following the telephone voting instructions on the Notice of Internet Availability you received or by following the telephone voting instructions on the proxy card or voting instruction card sent to you.

•	By Mail — You may do this by marking, dating and signing your proxy card or, for shares held in street name, the voting instruction card provided to you by your broker or nominee, and mailing it in the enclosed, self-addressed, postage prepaid envelope. No postage is required if mailed in the United States. Please note that you will be mailed a printed proxy card or printed voting instruction card only if you request that such printed materials be sent to you by following the instructions in the Notice of Internet Availability for requesting paper copies of the proxy materials.

Can I change my vote or revoke my proxy?

You may change your proxy instructions at any time prior to the vote at the Annual Meeting. For shares held directly as the stockholder of record, you may accomplish this by granting another proxy that is properly signed and bears a later date, by sending a properly signed written notice to our Corporate Secretary or by attending the Annual Meeting and voting in person. To revoke a proxy previously submitted by telephone or through the Internet, you may simply vote again at a later date, using the same procedures, in which case your later submitted vote will be recorded and your earlier vote revoked. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you change your proxy instructions as described above. For shares held beneficially by you, you may change your vote by submitting new voting instructions to your broker or nominee. All written notices should be addressed as follows: Galena Biopharma, Inc., 4640 SW Macadam Ave., Suite 270, Portland, Oregon 97239, Attention: Corporate Secretary.

Where can I find the voting results of the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting. We will publish final voting results in a Current Report on Form 8-K filed with the SEC within four business days following the Annual Meeting.

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If I am a stockholder of record, how do I consent to receive my Annual Meeting materials electronically?

Stockholders of record that choose to vote their shares via the Internet will be asked to choose a delivery preference prior to voting their shares. After entering the access information requested by the electronic voting site, click “Login” and then respond as to whether you would like to receive proxy material via electronic delivery. If you would like to receive future proxy materials electronically, which we urge you to do, click the applicable button, enter and verify your current email address and then click “Continue.” Stockholders of record with multiple Galena accounts will need to consent to electronic delivery for each account separately.

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PROPOSAL 1 —

ELECTION OF DIRECTORS

Our board of directors currently is comprised of eight members divided into two classes of three directors each and one class of two directors. Each director serves for a term ending on the date of the third annual meeting following the annual meeting at which he was elected and until his successor is duly elected and qualified. The terms of the current directors in Class I, William L. Ashton, Richard Chin, M.D. and Rudolph Nisi, M.D., will expire at the current Annual Meeting. The terms of the current directors in Class II, Mark J. Ahn, Irving M. Einhorn and Stephen S. Galliker, will expire at the date of the annual meeting in 2015, and the terms of the current directors in Class III, Sanford J. Hillsberg and Steven A. Kriegsman, will expire at the date of the annual meeting in 2016.

The following is information concerning Mr. Ashton and Drs. Chin and Nisi, the nominees for election as directors at the Annual Meeting, as well as the directors whose terms of office will continue after the Annual Meeting.

Name	Class of Directors	Age	Position
Sanford J. Hillsberg	III	65	Chairman
Mark J. Ahn, Ph.D.	II	51	Chief Executive Officer, President, Director
William L. Ashton	I	63	Director
Richard Chin, M.D.	I	47	Director
Stephen S. Galliker	II	67	Director
Irving M. Einhorn	II	72	Director
Steven A. Kriegsman	III	72	Director
Rudolph Nisi, M.D.	I	82	Director

Current Nominees

We believe that Mr. Ashton and Drs. Chin and Nisi will be available and able to serve as directors. In the event that any of them are unable or unwilling to serve, our board of directors may reduce the number of nominees or select a substitute nominee. In the latter case, if you have completed, signed and returned your proxy card, Dr. Ahn and Mr. Dunlap can vote your shares for a substitute nominee. They cannot vote for more than two nominees.

Class I — Term Expiring at the Current Annual Meeting

William L. Ashton was appointed as a director on April 26, 2013. Mr. Ashton has been a principal at Harrison Consulting Group, Inc., a privately-held biopharmaceutical consulting firm, since the beginning of 2013. Mr. Ashton was the founding Dean of the Mayes College of Healthcare Business and Policy from 2005 to 2008 and is currently the senior vice president of external affairs and an assistant professor at University of the Sciences in Philadelphia, Pennsylvania. From 1989 to 2005, Mr. Ashton held a number of positions at Amgen Inc., a biotechnology company, including vice president of U.S. sales and vice president of commercial and government affairs. Mr. Ashton currently serves on the boards of Sucampo Pharmaceuticals, Inc., a publicly-held global pharmaceutical company, the National Osteoporosis Foundation and Friends of the National Library of Medicine at the National Institutes of Health. Mr. Ashton holds a B.S., Education, from the California University of Pennsylvania and an M.A., Education, from the University of Pittsburgh.

Our board of directors believes that Mr. Ashton is highly qualified to serve as a member of the board because of Mr. Ashton’s leadership experience and judgment, his extensive sales and marketing experience in the pharmaceutical industry, and his prior experience as a director of a number of pharmaceutical and biotechnology companies.

Richard Chin, M.D. has served as a director since 2009. Dr. Chin is a physician with extensive expertise in drug and biologics development. He has overseen multiple investigational new drug applications and new drug applications/biologic license applications, and has authored several textbooks on clinical trial medicine. Currently, Dr. Chin is the President and Chief Executive Officer of Kindred Biosciences, Inc., a public biopharmaceutical company. From October 2008 until December 2011, he was Chief Executive Officer of OneWorld Health, a Bill and Melinda Gates Foundation-funded nonprofit organization engaged in developing drugs for neglected diseases. From July 2006 until October 2008, Dr. Chin was President and Chief Executive Officer of Oxigene, a biotechnology company. From June 2004 to July 2006, he served at Elan Pharmaceuticals, initially as Senior Vice President of Medical Affairs, and then as Senior Vice President of Global Development. From March 1999 to June 2004, Dr. Chin served in various roles at Genentech, Inc., now a Division of Roche Group, culminating in his last position as the Head of Clinical Research for Biotherapeutics Unit, overseeing clinical development of all Genentech products except for oncology products. Dr. Chin currently serves as an adjunct professor at the University of California at San Francisco. He also currently serves on the board of ImmunoCellular Therapeutics Ltd. Dr. Chin received his M.D. from Harvard University and also holds a law degree from Oxford University, where he studied as a Rhodes Scholar.

Our board of directors believes that Dr. Chin is highly qualified to serve as a member of the board because of Dr. Chin’s expertise with drug development, his experience as both an executive and director of public drug development companies, and his scientific and academic qualifications.

Rudolph Nisi, M.D. has served as a director since January 2009. Dr. Nisi has held various positions at New York Westchester Square Medical Center (NYWSMC). In addition to having been on the Active Staff in Internal Medicine/Cardiology since 1963, Dr. Nisi was also Director of Medicine since 1975, Chief of Cardiology since 1975, Chairman of Medical Critical Care Unit since 1975, President of the Medical Board from 1977 to 1978, Chairman of the Board of Trustees since 1983 and from 1976 to 1978, Chairman of the ER Committee since 1984, and Vice-President of Medical Affairs since 1993. In 2011, Dr. Nisi retired as Chairman of the board of directors at NYWSMC and now currently holds the position of Vice Chairman. Dr. Nisi was the Chairman of the board of Medco Research Inc. Dr. Nisi has also served as an Attending Physician at New York Hospital, a Clinical Assistant Professor of Medicine at Cornell University Medical College and an Assistant Dean at Weill Medical College of Cornell University. Dr. Nisi has also served as a director of Tempra Technology, Inc., a thermal research and development company, since 1997 and on the boards of Touchtone HMO and New York Presbyterian Hospital. Dr. Nisi holds a B.S. degree from Fordham University and a Doctor of Medicine degree from the University of Rome Medical School in Rome, Italy and is a fellow in the American College of Cardiology. Dr. Nisi is also a graduate of the Director’s college at Stanford University.

Our board of directors believes that Dr. Nisi is highly qualified to serve as a member of the board because of Dr. Nisi’s prior experience as a practicing physician and owner of a hospital, his prior experience as a director of a number of pharmaceutical and biotechnology companies and his medical and academic qualifications.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES FOR ELECTION AS CLASS I DIRECTORS

Continuing Directors

The following is a description of the directors in Class II and Class III, whose terms of office will continue after the Annual Meeting.

Class II — Term Expiring at the 2015 Annual Meeting

Mark J. Ahn, Ph.D. has served as our President and Chief Executive Officer since March 31, 2011 and as a director since 2007, and served as the President, Chief Financial Officer and director of our former RXi

Pharmaceuticals Corporation subsidiary from September 2011 until April 26, 2012. Dr. Ahn is also an adjunct Professor, Biosciences at Creighton University. He brings more than 20 years of experience in the biopharmaceutical industry. Prior to joining Galena, starting in 2011, Dr. Ahn was Principal at Pukana Partners, Ltd., which provides strategic consulting to life science companies and an Associate Professor, Global Management at Atkinson Graduate School of Management, Willamette University. He previously served as Professor and Chair, Science & Technology Management, Victoria University at Wellington, New Zealand. Dr. Ahn was also founder, President, and Chief Executive Officer of Hana Biosciences. Prior to joining Hana, he served as Vice President, Hematology and corporate officer at Genentech, Inc., and held positions of increasing responsibility at Amgen and Bristol-Myers Squibb. Dr. Ahn also serves on public and venture capital-backed board of directors for Access Pharmaceuticals, Mesynthes and ScribesSTAT. Dr. Ahn is the author of over 50 peer reviewed journal articles and books. Dr. Ahn received a B.A. and M.B.A. from Chaminade University; and M.A. from Victoria University. He was a graduate fellow in Economics at Essex University, and obtained a Ph.D. from the University of South Australia. Dr. Ahn is a Henry Crown Fellow at the Aspen Institute.

Our board of directors believes that Dr. Ahn is highly qualified to serve as a member of the board because of Dr. Ahn’s extensive prior experience as both an executive and director of a number of pharmaceutical and biotech companies and his scientific and academic qualifications as well as his expertise in financial and other related matters pertaining to the operation of publicly traded pharmaceutical companies.

Irving M. Einhorn was appointed as a director on March 14, 2014. Mr. Einhorn started his career in 1972 as a SEC Staff attorney. He rose to increasingly more responsible positions culminating in his appointment as Regional Administrator of the Commission’s Los Angeles Regional Office where he was responsible for overseeing in excess of 100 staff members whose function was to implement the SEC’s regulatory and law enforcement mandates principally in the Western United States. Subsequent to leaving the SEC in 1989, Mr. Einhorn has engaged in the private practice of law focused exclusively on federal, state and self-regulatory organization securities enforcement and securities compliance matters.

Our board of directors believes that Mr. Einhorn is highly qualified to serve as a member of the board because of Mr. Einhorn’s unique experience in SEC enforcement, SEC regulation, SEC compliance, and SEC disclosure requirements based on 17 years of service as an SEC attorney and over 40 years of experience as an attorney whose practice has been devoted exclusively to securities related compliance and enforcement matters.

Stephen Galliker, CPA has served as a director since 2007. Mr. Galliker has served as the Chief Financial Officer of Kindred Biosciences, Inc., a public biopharmaceutical company, since September 10, 2013. Mr. Galliker served as the Executive Vice President, Finance and Administration, and Chief Financial Officer of Dyax Corp., a biopharmaceutical company focused on advancing novel biotherapeutics for unmet medical needs, from 1999 until his retirement in July 2008. From 1996 to 1999, Mr. Galliker was the Chief Financial Officer of Excel Switching Corporation, a developer and manufacturer of open switching platforms for telecommunications networks, and was Excel’s Vice President, Finance and Administration from 1997 to 1999. Mr. Galliker was also a director of Osteotech, Inc., a formerly public medical device company, until its merger into Medtronic, Inc. in November 2010. Mr. Galliker received a B.S. from Georgetown University and an M.B.A. from the University of Chicago, and is a member of the American Institute of Certified Public Accountants and the Massachusetts Society of Certified Public Accountants.

Our board of directors believes that Mr. Galliker is highly qualified to serve as a member of the board because of Mr. Galliker’s extensive experience as the Chief Financial Officer of pharmaceutical companies and as a director of a medical device company as well as his expertise in auditing and financial and other related matters pertaining to the operation of publicly traded pharmaceutical companies.

Class III — Term Expiring at the 2016 Annual Meeting

Sanford J. Hillsberg, J.D. has served as the Chairman of our board of directors since 2007. Mr. Hillsberg has been an attorney with TroyGould PC since 1976 and is a member of the firm’s Management Committee. Mr. Hillsberg was a founder and until December 2007, served as a director and Secretary of ImmunoCellular Therapeutics, Ltd., a publicly-held clinical-stage biotechnology company focused on developing immune-based therapies to treat cancer, and its predecessor company since February 2004. Mr. Hillsberg served as a director and Secretary of Duska Therapeutics, Inc., a publicly-held biopharmaceutical company, and its predecessor company from 1999 until January 2006. He previously served as a director and Vice President of Medco Research, Inc., a then publicly-held pharmaceutical company. Mr. Hillsberg is a member of the Board of Governors of Cedars-Sinai Medical Center and has also previously served as a Commissioner of the Quality and Productivity Commission of the City of Los Angeles. Mr. Hillsberg holds a B.A. degree from the University of Pennsylvania and a J.D. degree from Harvard Law School.

Our board of directors believes that Mr. Hillsberg is highly qualified to serve as a member of the board because of Mr. Hillsberg’s extensive prior experience in founding and serving on the boards of a number of pharmaceutical and biotech companies as well as his expertise in legal and other related matters pertaining to the operation of publicly traded pharmaceutical companies.

Steven A. Kriegsman has served as a director since 2006. Mr. Kriegsman has been a director and the President and Chief Executive Officer of CytRx Corporation since July 2002. He previously served as Director and Chairman of Global Genomics from June 2000. Mr. Kriegsman is an inactive Chairman and Founder of Kriegsman Capital Group LLC, a financial advisory firm specializing in the development of alternative sources of equity capital for emerging growth companies in the healthcare industry. He has advised such companies as SuperGen Inc., Closure Medical Corporation, Novoste Corporation, Advanced Tissue Sciences, and Maxim Pharmaceuticals. Mr. Kriegsman has a BS degree with honors from New York University in Accounting and completed the Executive Program in Mergers and Acquisitions at New York University, The Management Institute. Mr. Kriegsman is a graduate of the Stanford Law School Directors’ College. Mr. Kriegsman was formerly a Certified Public Accountant with KPMG in New York City. He served as a Director and is the former Chairman of the Audit Committee of Bradley Pharmaceuticals, Inc. (NYSE, the company since has been sold). In February 2006, Mr. Kriegsman received the Corporate Philanthropist of the Year Award from the Greater Los Angeles Chapter of the ALS Association and in October 2006, he received the Lou Gehrig Memorial Corporate Award from the Muscular Dystrophy Association.

Mr. Kriegsman has been a guest speaker and lecturer at various universities, including California Institute of Technology (Caltech), Brown University, and New York University. Mr. Kriegsman has been active in various charitable organizations including the Biotechnology Industry Organization, the ALS Association, the Los Angeles Venture Association, the Southern California Biomedical Council, the California Health Initiative, and the Palisades-Malibu YMCA, the Carlthorp School, Loyola High School of Los Angeles, and the Westmark School.

Our board of directors believes that Mr. Kriegsman is highly qualified to serve as a member of the board because of Mr. Kriegsman’s experience as the Chief Executive Officer of a pharmaceutical company and as a director of a number of pharmaceutical companies, his experience as an investment banker for pharmaceutical and biotechnology companies and his expertise in financial and other related matters pertaining to the operation of publicly traded pharmaceutical companies.

Meetings of the Board of Directors and Committees

Our board of directors has a standing Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee, as well as an ad hoc Strategy Committee. The following table provides information concerning the current membership of our board committees:

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Strategy Committee
Sanford J. Hillsberg(1)				X
William L. Ashton				X
Richard Chin, M.D.	X	X	X
Stephen S. Galliker(2)	X		X
Steven A. Kriegsman(3)		X		X
Rudolph Nisi, M.D.(4)	X	X	X	X

(1)	Mr. Hillsberg is the Chairman of the Strategy Committee.
(2)	Mr. Galliker is the Chairman of the Audit Committee.
(3)	Mr. Kriegsman is the Chairman of the Compensation Committee. Mr. Kriegsman served as the third member of our Audit Committee until October 2012.
(4)	Dr. Nisi is Chairman of the Nominating and Corporate Governance Committee.

The functions of each of the committees are described below. During fiscal year 2013, our board of directors held seven meetings. Each director attended at least 75% of all board meeting and meetings of board committees on which he served.

Directors are encouraged by our board of directors to attend the Annual Meeting, and all of our directors attended the last year’s Annual Meeting.

Audit Committee

Our board of directors has determined that each of Dr. Chin, Mr. Galliker and Dr. Nisi, the current members of our Audit committee, is “independent” under the current independence standards of the Nasdaq marketplace rules and Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our board of directors has determined that Mr. Galliker, the chairman of our Audit Committee, also is an audit committee financial expert.

The purpose of the Audit Committee is to:

•	appoint, oversee and replace, if necessary, our company’s independent auditor;

•	assist the Board’s oversight of (i) the preparation and audit of our company’s financial statements, (ii) our company’s accounting and reporting processes and compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications, performance and independence, and (iv) the performance of our company’s internal audit function; and

•	prepare the report from the Audit Committee required by the rules and regulations under the Exchange Act included in our annual proxy statement.

The Audit Committee operates pursuant to a written charter, which is available on our website, www.galenabiopharma.com.

Each independent auditor reports directly to the Audit Committee. The Audit Committee’s responsibilities also include oversight activities described below under the “Report of the Audit Committee.”

The function of the Audit Committee is oversight. While the Audit Committee has the responsibilities set forth in its Charter, it is not the responsibility of the Audit Committee to plan or conduct audits, to determine that our financial statements are complete and accurate and are in accordance with generally accepted accounting principles or to assure compliance with laws, regulations or any internal rules or policies of our company. This is the responsibility of our management. The independent auditor is responsible for performing independent audits of our financial statements and our internal control over financial reporting in accordance with generally accepted auditing standards and for issuing reports thereon. The Audit Committee has direct and sole responsibility for the appointment, compensation, oversight of the work of, and replacement, if necessary or otherwise appropriate, of each independent auditor engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, including the resolution of disagreements between management and the auditor regarding financial reporting.

The Audit Committee held four meetings during 2013.

Report of the Audit Committee

The Audit Committee’s primary duties and responsibilities are:

•	retention and oversight of the independent auditor;

•	oversight of the audit process and our company’s legal compliance;

•	preparing the Audit Committee report for inclusion in our annual proxy statement as required by SEC rules; and

•	implementing an appropriate control process for reviewing and approving any internal transactions and accounting.

The Audit Committee provides assistance to our board of directors in fulfilling its oversight responsibility to the company’s stockholders, potential stockholders, the investment community, and others relating to our financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of our financial statements and the ethics programs when established by our management and our board of directors. The Audit Committee has the sole authority (subject, if applicable, to stockholder ratification) to appoint or replace the outside auditors and is directly responsible for determining the compensation of the independent auditors.

The Audit Committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its tasks. In discharging its oversight role, the Audit Committee is empowered to investigate any matter brought to its attention, with full access to all of our books, records, facilities and personnel, and to retain its own legal counsel and other advisers as it deems necessary or appropriate.

As part of its oversight of our financial statements, the Audit Committee reviewed and discussed with both management and its outside auditors our interim financial statements and annual audited financial statements that are included in our Quarterly Reports on Form 10-Q and Annual Report on Form 10-K, respectively. Our management advised the Audit Committee in each case that all such financial statements were prepared in accordance with accounting principles generally accepted in the United States of America and reviewed significant accounting issues with the Audit Committee. These reviews included discussion with the outside auditors of matters required to be discussed pursuant to Statement on Auditing Standards (SAS) No. 16 (Communication with Audit Committees).

Moss Adams LLP (“Moss Adams”) currently serves as our independent registered public accounting firm and audited our financial statements for the year ended December 31, 2013. Moss Adams does not have and has not had any financial interest, direct or indirect, in our company, and does not have and has not had any connection with our company except in its professional capacity as our independent auditors. The Audit Committee also has selected Moss Adams as our independent registered public accountants for 2014.

The Audit Committee discussed with Moss Adams, which audited our annual financial statements for 2013, matters relating to its independence, including a review of audit and non-audit fees and the letter and written disclosures made by Moss Adams to the Audit Committee pursuant to Public Company Accounting Oversight Board (United States) Rule 3526.

Audit and non-audit services to be provided by Moss Adams are subject to the prior approval of the Audit Committee. In general, the Audit Committee’s policy is to grant such approval where it determines that the non-audit services are not incompatible with maintaining the independent registered public accounting firm’s independence and there are cost or other efficiencies in obtaining such services from the independent registered public accounting firm as compared to other possible providers.

In addition, the Audit Committee reviewed initiatives aimed at strengthening the effectiveness of our internal control structure. As part of this process, the Audit Committee continued to monitor and review staffing levels and steps taken to implement recommended improvements in internal procedures and controls.

Taking all of these reviews and discussions into account, the Audit Committee recommended to our board of directors that the board approve the inclusion of our audited financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC.

Respectfully submitted,

Audit Committee:

Stephen S. Galliker, Chairman

Rudolph Nisi, M.D.

Richard Chin, M.D.

Compensation Committee

Our board of directors has determined that each of the current members of the Compensation Committee, Mr. Kriegsman and Drs. Chin and Nisi, is “independent” under the current independence standards of the Nasdaq marketplace rules. In evaluating their independence, our board of directors considered all factors relevant to determining whether the directors have a relationship with our company that is material to the director’s ability to be independent of management with in connection with the duties of a compensation committee member, including the source of compensation of the directors, including any consulting, advisory or compensatory fees paid by our company to the director.

The Compensation Committee’s primary responsibilities are to:

•	review and approve, no less frequently than annually, the corporate goals and objectives relevant to executive officer compensation and evaluate the performance of our Chief Executive Officer and other executive officers in light of those goals and objectives;

•	review, and make recommendations to the board of directors for determination, the annual base salaries and cash bonuses of our Chief Executive Officer and other executive officers;

•	review, and make recommendations to the board of directors for determination, the proposed adoption, amendment or termination of incentive compensation plans and equity-based plans and administer our existing incentive compensation plans and equity-based plans;

•	make recommendations to the board of directors on grants of stock options, shares of restricted stock and other equity-based awards under our incentive compensation plans and other equity-based plans, including awards to our Chief Executive Officer and other executive officers, and the terms of such stock options, shares of restricted stock and other equity-based awards;

•	review, and make recommendations to our board of directors for determination, our policies concerning perquisites provided to our executive officers, including benefits provided upon retirement or other termination of employment;

•	review, and make recommendations to our board of directors for determination, all employment agreements, retention agreements, severance agreements, performance award agreements, stock option and restricted stock agreements and other compensation agreements between our company our executive officers;

•	review, and make recommendations to our board of directors for determination, the compensation of members of the board and board committees, including, without limitation, annual retainers, meeting fees, committee fees, committee chair fees and equity-based awards; and

•	review and discuss with management each compensation discussion and analysis required to be included in our filings with the SEC and, based on such review and discussion, in the case of a compensation discussion and analysis proposed to be included in our annual report on Form 10-K or proxy statement, recommend to our board of directors whether the compensation discussion and analysis should be included in such annual report or proxy statement and prepare the Committee’s report on executive compensation for inclusion in our annual proxy statement.

In the Compensation Committee’s sole discretion, the Committee has the authority to retain or obtain the advice of a compensation consultant, legal counsel or other advisor after taking into consideration the independence of such compensation consultant, legal counsel or other advisor. Unless expressly required by applicable law or by the rules and regulations of Nasdaq, any compensation consultant, legal counsel or other advisor retained by the Compensation Committee, or who otherwise provides advice to the Committee, is not required to be independent.

The Compensation Committee is directly responsible for the appointment, compensation, oversight and termination of the work of any compensation consultant, legal counsel or other advisor retained by the Committee. Our company is responsible for the payment of all reasonable compensation, as determined and approved by the Compensation Committee, that is owed to any compensation consultant, legal counsel or other advisor retained by the Compensation Committee.

Unless prohibited by applicable law, Nasdaq’s rules and regulations or our bylaws, the Compensation Committee may delegate any of its responsibilities, along with the authority to take action in relation to such delegated responsibilities, to one or more subcommittees.

The Compensation Committee operates pursuant to a written charter, which is available on our website, www.galenabiopharma.com.

The executive officers of our company are responsible for maintaining the employee compensation policies for our company, including ensuring that the policies are sufficiently attractive to retain our company’s existing employees and to incentivize prospective employees. It is also the responsibility of the executive officers to make recommendations to the Compensation Committee regarding compensation adjustments for our company’s employees. For a description of the processes and procedures used by the Compensation Committee for the consideration and determination of executive and director compensation, see “Executive Compensation-Compensation Discussion and Analysis.”

The Compensation Committee held two meetings during 2013.

Nominating and Corporate Governance Committee

Our board of directors has determined that each of the current members of the Nominating and Corporate Governance Committee, Drs. Chin and Nisi and Mr. Galliker, is “independent” under the current independence standards of the Nasdaq marketplace rules.

The Nominating and Corporate Governance Committee operates pursuant to a written charter, which is available on our website, www.galenabiopharma.com.

The Nominating and Corporate Governance Committee assists our board of directors in discharging its duties relating to corporate governance and the compensation and evaluation of the board. The principal responsibilities of the Nominating and Corporate Governance Committee include:

•	identifying individuals qualified to become members of our board of directors;

•	recommending for selection by our board of directors the director nominees for each annual meeting of stockholders;

•	periodically reviewing our company’s corporate governance principles and, if necessary or otherwise appropriate, recommending modifications to such principles for board approval; and

•	overseeing the periodic evaluation of our board, its committees and our Chairman of the Board and our Chief Executive Officer.

The Nominating and Corporate Governance Committee also will, whenever necessary or otherwise appropriate:

•	review, and recommend any necessary or otherwise appropriate changes to, the policy described in our annual proxy statement by which stockholders of our company may recommend a candidate to the Nominating and Corporate Governance Committee for consideration for nomination as a director;

•	recommend to our board of directors qualified individuals to serve as committee members on the various board committees; and review and recommend committee slates and recommend additional committee members to fill vacancies as needed;

•	describe to each director what is expected, including reference to our corporate governance principles and directors’ basic duties and responsibilities, with respect to attendance at board meetings and advance review of meeting materials;

•	review our corporate governance principles and, if necessary or otherwise appropriate, recommend modifications to such principles for board approval;

•	review, and if necessary or otherwise appropriate, recommend to our board of directors modifications to our insider trading policy and our code of business conduct and ethics;

•	review our practices and policies with respect to directors, including any retirement policies, the size of our board of directors, the ratio of employee directors to non-employee directors, the meeting frequency of our board of directors and the structure of board meetings, and make recommendations to our board with respect to such practices and policies;

•	review the functions, duties and composition of the committees of our board of directors and make recommendations to the board with respect to those matters; and

•	review and report to our board of directors any questions of possible conflicts of interest, or lack of independence, on the part of board members.

In the Nominating and Corporate Governance Committee’s sole discretion, the Committee has the authority to retain or obtain the advice of legal counsel or any other advisor after taking into consideration the independence of such legal counsel or other advisor. In the Nominating and Corporate Governance Committee’s sole discretion, the Committee also has the authority to retain a search firm to assist the Committee in identifying, screening and attracting director candidates, but only after taking into consideration the independence of such search firm. Unless expressly required by applicable law or by the rules and regulations of Nasdaq, any legal counsel, search firm or other advisor retained by the Nominating and Corporate Governance Committee, or who otherwise provides advice to the Committee, is not required to be independent.

The Nominating and Corporate Governance Committee is directly responsible for the appointment, compensation, oversight and termination of the work of any legal counsel, search firm or other advisor retained by the Committee. Our company is responsible for the payment of all reasonable compensation, as determined and approved by the Nominating and Corporate Governance Committee, that is owed to any legal counsel, search firm or other advisor retained by the Committee.

The Nominating and Corporate Governance Committee held two meetings in 2013.

The Nominating and Corporate Governance Committee has not established any specific minimum qualifications for director candidates or any specific qualities or skills that a candidate must possess in order to be considered qualified to be nominated as a director.

Qualifications for consideration as a director nominee may vary according to the particular areas of expertise being sought as a complement to the existing board composition. In making its nominations, our Nominating and Corporate Governance Committee generally will consider, among other things, an individual’s business experience, industry experience, financial background, breadth of knowledge about issues affecting our company, time available for meetings and consultation regarding company matters and other particular skills and experience possessed by the individual. The Nominating and Corporate Governance Committee does not have a formal diversity policy, but it considers varied backgrounds, experiences and perspectives in evaluating candidates, nominees and fellow directors.

Strategy Committee

The Strategy Committee acts as the primary contact between management of the Company and our board of directors with respect to developing and implementing the Company’s long-term strategic plans and, together with management of the Company, reviewing and making recommendations to the board of directors with respect to the material terms and provisions of prospective strategic transactions, including financing transactions. The current members of the Strategy Committee are Drs. Nisi and Ahn and Messrs. Hillsberg and Kriegsman, with Mr. Hillsberg serving as Chairman.

The Strategy Committee held two meetings in 2013.

Section 16(a) Beneficial Ownership Reporting Compliance

Our executive officers and directors and any person who owns more than 10% of our outstanding shares of common stock are required under Section 16(a) of the Exchange Act to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and to furnish us with copies of those reports. Based on our review of copies of such forms we have received from our executive officers and directors and any greater than ten-percent beneficial owners, we believe that, during the fiscal year ended December 31, 2013, all Section 16(a) filing requirements applicable to these reporting persons were met in a timely manner, except that the initial Form 3 of Dr. Hamilton and reports by each of Mr. Hillsberg, Dr. Schwartz and Dr. Hamilton of one transaction were filed late due to administrative oversight.

Code of Ethics

We have adopted a Code of Ethics applicable to all employees, including our principal executive officer, principal financial officer and principal accounting officer. A copy of our Code of Ethics is available on our website, www.galenabiopharma.com.

Risk Assessment of Compensation Policies and Practices

In 2013, the Compensation Committee reviewed the company’s compensation policies and practices for all employees, including executive officers, and determined that our compensation policies and practices do not create or encourage the taking of risks that are reasonably likely to have a material adverse effect on our company.

Board Leadership Structure and Role in Risk Oversight

Currently, the positions of Chairman of the Board of Directors and Chief Executive Officer of our company are held by separate individuals, with Mr. Hillsberg serving as Chairman of the Board and Dr. Ahn serving as President and Chief Executive Officer. Mr. Hillsberg has served as the Chairman of the Board since 2007, and since 2007, we have continuously had a separate Chief Executive Officer. The Chairman of the Board is appointed by our board of directors on an annual basis.

Our board currently believes that this structure is best for our company, as it allows Dr. Ahn to focus on the company’s strategy, business and operations, while enabling Mr. Hillsberg to manage our board of directors and serve as a liaison between the board and the company’s senior management, led by Dr. Ahn. Additionally, our board currently believes the separation of offices is beneficial, because a separate Chairman can provide the Chief Executive Officer with guidance and feedback on his performance and the Chairman provides a more effective channel for our board to express its views on management. This structure can also enable Mr. Hillsberg and Dr. Ahn, and the other members of our board, to be better informed and to communicate more effectively on issues, including with respect to risk oversight matters.

Our board does not believe that a formal policy separating the positions of Chairman of the Board and Chief Executive Officer is necessary or desirable. Our board continually evaluates our leadership structure and could in the future decide to combine the Chairman and Chief Executive Officer positions if it believes that doing so would serve the best interests of our company and stockholders.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

There are no “interlocks” as defined by SEC rules with respect to any member of the Compensation Committee. Mr. Kriegsman (Chairman) and Drs. Chin and Nisi are the current members of the Compensation Committee. None of Mr. Kriegsman and Drs. Chin and Nisi has ever served as an officer of our company or acted in such capacity.

Transactions with Related Persons

General

Our Audit Committee is responsible for reviewing and approving, as appropriate, all transactions with related persons, in accordance with its Charter and the Nasdaq marketplace rules.

Policies and Procedures for Related Person Transactions

Transactions between us and one or more related persons may present risks or conflicts of interest or the appearance of conflicts of interest. Our Code of Ethics requires all employees, officers and directors to avoid activities or relationships that conflict, or may be perceived to conflict, with our interests or adversely affect our reputation. It is understood, however, that certain relationships or transactions may arise that would be deemed acceptable and appropriate so long as there is full disclosure of the interest of the related parties in the transaction and review and approval by disinterested directors to ensure there is a legitimate business reason for the transaction and that the transaction is fair to us and our stockholders.

As noted above, our Audit Committee is responsible for reviewing and approving, if appropriate, all transactions with related parties. The procedures followed by the Audit Committee to evaluate transactions with related parties require:

•	that all related party transactions, all material terms of the transactions, and all the material facts as to the related party’s direct or indirect interest in, or relationship to, the related party transaction must be communicated to the Audit Committee; and

•	that all related party transactions, and any material amendment or modification to any related party transaction, be reviewed and approved or ratified by the Audit Committee, as required by Nasdaq marketplace rules.

Our Audit Committee will evaluate related person transactions based on:

•	information provided by members of our board of directors in connection with the required annual evaluation of director independence;

•	pertinent responses to the Directors’ and Officers’ Questionnaires submitted periodically by our officers and directors and provided to the Audit Committee by our management;

•	background information on nominees for director provided by the Nominating and Corporate Governance Committee of our board of directors; and

•	any other relevant information provided by our directors or officers.

In connection with its review and approval or ratification, if appropriate, of any related party transaction, our Audit Committee is to consider whether the transaction will compromise standards included in our Code of Ethics. In the case of any related party transaction involving an outside director or nominee for director, the Audit Committee also is to consider whether the transaction will compromise the director’s status as an independent director as prescribed in the Nasdaq marketplace rules.

All of our related party transactions will be disclosed in our filings with the SEC in accordance with SEC rules.

Director Independence

Rule 5605 of the Nasdaq marketplace rules requires that a majority of our board of directors be comprised of independent directors. In addition, the Nasdaq marketplace rules require that, subject to specified exceptions, each member of our Audit, Compensation and Nominating and Corporate Governance Committees be independent and that our Audit Committee members also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act. Under Rule 5605(a)(2) of the Nasdaq marketplace rules, a director will only qualify as an “independent director” if, in the opinion of our board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, our board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries. For purposes of determining whether a lawyer is eligible to serve on an audit committee, Rule 10A-3 under the Act generally provides that any partner in a law firm that receives payments from the issuer is ineligible to serve on that issuer’s audit committee.

Our board of directors has determined that, with the exception of Mr. Hillsberg, all our non-employee directors are “independent” as that term is defined under Rule 5605(a)(2) of the Nasdaq marketplace rules. Our board of directors has determined that Mr. Hillsberg is not independent under Rule 5605(a)(2)(D) of the Nasdaq marketplace rules, because of his relationship with TroyGould PC, of which he is an executive officer. TroyGould PC rendered legal services to our company in 2013 and has rendered legal services in 2014. We paid TroyGould PC $701,126 in fees in 2013.

Our board of directors also determined that each of Drs. Chin and Nisi and Mr. Galliker, the current members of our Audit Committee, and Mr. Kriegsman and Drs. Chin and Nisi, the current members of our Compensation Committee, satisfy the independence standards for Audit Committee members and Compensation Committee members established by the Nasdaq marketplace rules and SEC requirements. In making such determination, our board of directors considered the relationships that each such non-employee director has with our company and other facts and circumstances our board of directors are required to consider under the Nasdaq marketplace rules or that they deem relevant in determining independence.

Stockholder Recommendations of Director Candidates

The policy of the Nominating and Corporate Governance Committee is that a stockholder wishing to submit recommendations for director candidates for consideration by the Nominating and Corporate Governance Committee for election at an annual meeting of stockholders must do so in writing to the Corporate Secretary. Such recommendations must be received at our principal executive offices not less than 60 days and not more than 90 days prior to the anniversary date of the immediately preceding annual meeting of the stockholders. The written recommendation must include the following information:

•	a statement that the writer is a stockholder and is proposing a candidate for consideration;

•	the name and contact information for the candidate;

•	a statement of the candidate’s business and educational experience;

•	information regarding the candidate’s qualifications to be a director;

•	the number of shares of our common stock, if any, owned either beneficially or of record by the candidate and the length of time such shares have been so owned;

•	the written consent of the candidate to serve as a director if nominated and elected;

•	information regarding any relationship or understanding between the proposing stockholder and the candidate; and

•	a statement that the proposed candidate has agreed to furnish us all information as we deem necessary to evaluate such candidate’s qualifications to serve as a director.

As to the stockholder giving the notice, the written recommendation must state the name and address of the stockholder and the number of shares of our common stock which are owned beneficially or of record by the stockholder.

Any recommendations in proper form received from stockholders will be evaluated in the same manner that potential nominees recommended by our board members or management are evaluated.

Stockholder Nominations of Directors

Our bylaws specify the procedures by which stockholders may nominate director candidates directly, as opposed to merely recommending a director candidate to the Nominating and Corporate Governance Committee as described above. Any stockholder nominations must comply with the requirements of our bylaws and should be addressed to: Corporate Secretary, Galena Biopharma, 4640 SW Macadam Ave., Suite 270, Portland, Oregon 97239. Such nominations must be received at our principal executive offices not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of stockholders, provided, however, that if the annual meeting is not held within thirty (30) days before or after such anniversary date, then such nomination shall have been delivered to or mailed and received by the Secretary not later than the close of business on the 10th day following the date on which the notice of the meeting was mailed or such public disclosure was made, whichever occurs first. Assuming that next year’s annual meeting is held within thirty (30) days before or after the anniversary of this year’s Annual Meeting, nominations must be received between March 29, 2015 and April 28, 2015.

Stockholder Communication with Board Members

Stockholders who wish to communicate with our board members may contact us by telephone, facsimile or regular mail at our principal executive office. Written communications specifically marked as a communication for our board of directors, or a particular director, except those that are clearly marketing or soliciting materials, will be forwarded unopened to the Chairman of the Board, or to the particular director to which they are addressed, or presented to the full board or the particular director at the next regularly scheduled board meeting. In addition, communications sent to us via telephone or facsimile for our board of directors or a particular director will be forwarded to our board or the director by an appropriate officer.

Beneficial Ownership of Galena’s Common Stock

The following tables set forth information with respect to the beneficial ownership of our common stock as of April 29, 2014, by:

•	any person known by us to be the beneficial owner of 5% or more of our common stock, including any “group” as that term is defined in the Exchange Act;

•	each current director and each named executive officer identified in the “Summary Compensation Table” under “Executive Compensation” in this proxy statement who was still serving in such capacity on April 29, 2014; and

•	all of our current directors and current executive officers as a group.

Beneficial ownership is determined in accordance with SEC rules, and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants and convertible securities that are exercisable or convertible within 60 days are deemed to be outstanding and to be beneficially owned by the person holding the options, warrants or convertible securities for the purpose of computing the percentage ownership of the person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Unless otherwise noted, the information below is based on the number of shares of our common stock beneficially owned by each person or entity at April 29, 2014 and the number of shares subject to any options and warrants granted to these individuals that are exercisable within 60 days of April 29, 2014, which are indicated by footnote. The percentage ownership is based on 118,025,812 shares of our common stock outstanding on April 29, 2014. An asterisk (*) denotes beneficial ownership of less than 1%.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage
Named Executive Officers and Directors:
Mark J. Ahn, Ph.D.(1)	595,124	*
Mark W. Schwartz, Ph.D.(2)	927,790	*
Ryan M. Dunlap(3)	69,405	*
Brian Hamilton, M.D., Ph.D.(4)	49,980	*
William L. Ashton(4)	200,000	*
Richard Chin, M.D.(4)	212,500	*
Irving M. Einhorn(4)	25,000	*
Stephen S. Galliker(5)	310,000	*
Sanford J. Hillsberg(6)	463,331	*
Steven A. Kriegsman(7)	405,000	*
Rudolph Nisi, M.D.(8)	223,500	*
All executive officers and directors as a group — 11 persons(9)	3,481,630	2.95%

Name and address of 5% Beneficial Owner:
Black Rock, Inc(10) 40 East 52nd Street New York, New York 10022	6,464,674	5.48%

(1)	Includes 481,360 shares of common stock underlying stock options.
(2)	Includes 518,125 shares of common stock underlying stock options.
(3)	Includes 64,062 shares of common stock underlying stock options.
(4)	Consists of shares of common stock underlying stock options.
(5)	Includes 300,000 shares of common stock underlying stock options.
(6)	Includes 350,000 shares of common stock underlying stock options.
(7)	Includes 400,000 shares of common stock underlying stock options.
(8)	Includes 200,000 shares of common stock underlying stock options.
(9)	Includes 2,801,027 shares of common stock underlying stock options.
(10)	The information shown is based upon a Schedule 13G filed with the SEC on January 29, 2014.

Executive Officers of Galena Biopharma

Set forth below is information regarding our current executive officers (other than information relating to Mark J. Ahn, our President and Chief Executive Officer, which is set forth above under “Continuing Directors”). Each officer’s age is indicated in parentheses after his or her name.

Mark W. Schwartz (58), our Executive Vice President and Chief Operating Officer, joined Galena in April 2011 as part of our acquisition of Apthera where he had been the President and Chief Executive Officer since January 2010. Prior to joining Apthera, Dr. Schwartz served for five years as President and Chief Executive Officer of Bayhill Therapeutics Inc., a company developing an innovative DNA vaccine platform for the treatment of autoimmune diseases, where he completed a successful partnership with Genentech for the development of the company’s type 1 diabetes vaccine. He had also served as President and Chief Executive Officer of Calyx Therapeutics, Inc., as well as positions of increasing responsibilities at DuPont, Trega Biosciences and Incyte Genomics. Dr. Schwartz is on the advisory board of BayBio, is a past board member of the Biotechnology Industry organization (BIO), and is on the faculty of the San State University in their Master of Biotechnology Program.

Ryan M. Dunlap (44), our Vice President, Chief Financial Officer and corporate Secretary, joined Galena in July 2012. From June 2008 to June 2012, Mr. Dunlap served as Senior Manager, Business Assurance of Moss Adams, LLP, where he provided assurance and consulting services with a focus on technology and life sciences. From 2007 to 2008, Mr. Dunlap served as Director, Financial Accounting of Vestas American Wind Technology, Inc., a private company that engages in the sale and service of wind turbines in North America, and is a subsidiary of Vestas Wind Systems A/S, a public company that engages in the manufacture and sale of wind turbines and wind power systems globally. Prior to that, from 2005 to 2007, Mr. Dunlap served as Senior Manager, Business Assurance of KPMG, LLP, where he provided external audit and business advisory services to emerging and established public and private, and international and domestic entities. Mr. Dunlap has also been the Project Lead, Corporate Audit from 2002 to 2005 of Nike, Inc., where he planned and executed several operational and financial internal audits of various regions and business units. Mr. Dunlap is a certified public accountant and holds a degree in accounting from the University of Oregon.

Brian Hamilton, M.D., Ph.D. (66), our Executive Vice President and Chief Medical Officer, joined our company in November 2013. Dr. Hamilton has extensive academic and pharmaceutical experience in immunology, hematopoietic stem cell transplantation, and oncology. Having worked at both large pharmaceutical companies such as AstraZeneca and Wyeth, as well as at biotech companies such as BioVex, Soligenix, and Onyx. He has experience with drug development across multiple therapeutic indications and platforms, including small molecules, biologics, oncolytic viruses, and vaccines. He has been a partner and Vice President of Biopharm Solutions, a private consulting firm in the life sciences industry, since 2001. Dr. Hamilton received his M.D. and Ph.D. from the University of Washington School of Medicine, trained in Pediatrics at the Children’s Medical Center in Dallas, Texas, with specialty training in Immunology at the Children’s Hospital Medical Center and Sidney Farber Cancer Center and in Allergy at the University of California-San Francisco. He has held academic appointments at the University of Washington and the University of Miami.

COMPENSATION DISCUSSION AND ANALYSIS

Overview of Executive Compensation Program

The Compensation Committee of our board of directors is responsible for reviewing, and recommending for approval by our board of directors, the compensation of our executive officers.

At our 2013 annual meeting of stockholders, the stockholders on an advisory basis approved the compensation of our executive officers as disclosed in our 2013 proxy statement. Based in part upon the results of this stockholder advisory vote, the Compensation Committee has determined to follow the stockholders’ recommendation and to continue to follow our historical compensation policies and procedures.

Throughout this discussion and analysis, the individuals included in the Summary Compensation Table are sometimes referred to collectively as our “named executive officers.”

Compensation Objectives and Philosophy

Our executive compensation program is designed principally to:

•	attract and retain talented and dedicated executive officers;

•	correlate discretionary annual cash bonuses to the achievement of corporate business and financial objectives; and

•	afford our executive officers appropriate long-term incentives based on increases in stockholder value.

To achieve these objectives we establish annual base salaries at levels that we believe are competitive with executives in other comparable publicly-held biopharmaceutical companies and discretionary annual cash bonuses based in part on the achievement of key operational and financial goals such as the development of our products and product candidates, the establishment and maintenance of key business relationships, the identification and acquisition of additional product candidates, and the success of our capital-raising and other financing efforts. We use employee stock options as a retention tool and as a means to align the executive’s long-term interests with those of our stockholders, with the ultimate objective of affording our executives an appropriate incentive to help us to improve stockholder value. The Compensation Committee evaluates both performance and compensation to maintain our company’s ability to attract and retain highly-qualified executives in key positions and to assure that compensation provided to our executives remains competitive when compared to the compensation paid to similarly situated executives of companies with whom we compete for executive talent or that we consider comparable to our company.

Overall, we attempt to balance current cash compensation with equity awards to reward both short-term and long-term performance.

Compensation Determination Process and the Role of Executive Officers in Compensation Decisions

We conduct an annual review of executive compensation, generally in November or December of each year, with a presentation by our Chief Executive Officer to the Compensation Committee regarding each element of our executive compensation arrangements. The Compensation Committee’s most recent review occurred on November 22, 2013. At the Compensation Committee’s direction, management, including our Chief Executive Officer, typically prepares an executive compensation review for each named executive officer, including our Chief Executive Officer, which includes recommendations for:

•	a proposed year-end cash bonus, if any, under the terms of our discretionary cash bonus program based on the achievement of corporate objectives and the applicable terms, if any, of the employment agreements with our named executive officers;

•	a proposed increase, if any, in base salary for the upcoming year; and

•	an award, if any, of stock options for the year under review.

As part of the compensation review, our Chief Executive Officer may also recommend other changes to an executive’s compensation arrangements such as an extension of the executive’s employment term, a change in the executive’s responsibilities or a change in the executive’s severance arrangements. The Compensation Committee evaluates the Chief Executive Officer’s recommendations and, in its discretion, may accept or reject the recommendations or make its own recommendations to our board of directors, which may, in turn, accept, reject or modify the recommendations, subject to the terms of our written employment agreements with our named executive officers.

In accordance with Nasdaq requirements, the Compensation Committee also meets in so-called executive session without the Chief Executive Officer to consider and make recommendations to our board of directors regarding the Chief Executive Officer’s compensation, including base salary, cash bonus and award of stock options. With the exception of these executive sessions of the Compensation Committee, as a rule, our Chief Executive Officer participates in all deliberations of the Compensation Committee and of our board of directors relating to executive compensation.

In conjunction with the year-end annual compensation review, or as soon as practicable after the fiscal year-end, the Chief Executive Officer recommends to the Compensation Committee the corporate objectives and other criteria to be utilized for purposes of determining cash bonuses for the upcoming year. The Compensation Committee in its discretion may revise the Chief Executive Officer’s recommendations or make its own recommendations to our board of directors, which may in turn suggest further revisions. At the end of the year, the Compensation Committee, in consultation with our Chief Executive Officer, reviews each performance goal and determines the extent to which we achieved such goals. In establishing performance goals, the Compensation

Committee considers whether the goals could possibly result in an incentive for any executives to take unwarranted risks in our company’s business and seeks to avoid creating any such incentives.

Our board of directors, after considering the recommendations of the Compensation Committee, makes the final determination with respect to the compensation of our Chief Executive Officer and our other executive officers. From time to time at the request of the Compensation Committee, members of our executive management team, including representatives from finance and human resources, may provide information to the Compensation Committee and attend all or a portion of certain of the Committee’s meetings.

Setting Executive Compensation

The Compensation Committee historically has not employed outside compensation consultants. At the direction of the Compensation Committee, however, our management gathers market data to provide the Compensation Committee a framework and reference points for evaluating the compensation of our executive officers against the corresponding executive officer compensation of the companies surveyed. In 2013, the market data was derived primarily from the Radford Global Life Sciences Survey, or “Radford Survey,” of all public and private life sciences companies, and management’s survey of data from Equilar, Inc. regarding the oncology peer group of companies used by our company for financial reporting of stock-based awards (i.e., the Black-Scholes option pricing formula). Management’s survey of oncology peer companies included the following companies:

Allos Therapeutics, Inc.	ImmunoCellular Therapeutics, Ltd.
ArQule Inc.	ImmunoGen, Inc.
Astex Pharmaceuticals, Inc.	Inovio Pharmaceuticals, Inc.
AVEO Pharmaceuticals, Inc.	Keryx Biopharmaceuticals, Inc.
Array BioPharma, Inc.	Novavax, Inc.
Celldex Therapeutics, Inc.	OncoGenex Pharmaceuticals, Inc.
Clovis Oncology, Inc.	Oncothyreon Inc.
Cyclacel Pharmaceuticals, Inc.	Pharmacyclics Inc.
Cytokinetics, Incorporated	Seattle Genetics Inc.
CytRx Corporation	Vical Incorporated
ZIOPHARM Oncology, Inc.

The market data included information as to base salaries, cash bonuses and stock option awards.

The Compensation Committee also considered data from Salary.com regarding the compensation of executives in the Portland, Oregon-based companies.

The Compensation Committee has no policy regarding the use of benchmarks, and we have no established policy or target for the allocation between cash and non-cash incentive compensation.

The Compensation Committee and our board of directors do not attempt to tie, or benchmark, the compensation of our executives to the average compensation, or any particular percentile of compensation, of executives of the companies surveyed, but merely use the market data as reference points only in making their executive compensation determinations. For comparison purposes, however, see the discussion, below, of each of the elements of executive compensation relative to certain market data considered by the Compensation Committee for 2013.

Use of Compensation Consultants

The Compensation Committee is authorized to retain its own independent advisors to assist in carrying out its responsibilities. Neither the Compensation Committee, however, nor our board of directors utilized compensation consultants in establishing executive compensation for 2013 or previous years.

In January 2013, our board of directors considered whether to engage a compensation consultant on behalf of the Compensation Committee or our board, but decided against doing so based on our directors’ own extensive experience in the life sciences industry, the relatively uncomplicated nature of our executive compensation program and cost considerations. The Compensation Committee and our board of directors may reconsider the use of compensation consultants from time to time.

Benchmarking in the Context of Our Other Executive Compensation Principles

The Compensation Committee and our board of directors use market data as one means only of evaluating and establishing executive pay. In instances where an executive officer is believed to be especially suited to our company or important to our success, the Compensation Committee may establish or recommend compensation without regard to industry averages or other specific benchmarks. Upward or downward variations in total cash compensation and long-term incentives may also occur as a result of the individual’s experience level, the nature and level of the individual’s specific job responsibilities, the balance of the individual’s different elements of compensation, market factors and other strategic considerations.

The Compensation Committee believes that, given the competitiveness of our industry and our company culture, our base compensation, annual cash bonuses and equity programs are flexible enough to reward the achievement of clearly defined corporate goals and are sufficient to retain our existing executive officers and to hire new executive officers with the appropriate qualifications and experience.

Elements of Executive Compensation

We have designed and implemented compensation policies that have historically allowed us to recruit both in the geographic areas where we operate and where our executives reside, as the case may be (i.e., Portland, Boston, San Francisco and Connecticut). For 2013, the principal components of compensation for our named executive officers consisted of:

•	a base salary;

•	an annual year-end cash bonus; and

•	an annual (pre- or post-) year-end stock option award.

Base Salary

We provide our executive officers with base salary to compensate them for services rendered during the year. Generally, the base salaries reflect the experience, skills, knowledge and responsibilities required of each executive officer, and reflect our executive officers’ overall performance and contributions to our business.

During its review of base salaries for executives, the Compensation Committee primarily considers:

•	the negotiated terms of each executive’s employment agreement, if any;

•	each executive’s individual performance;

•	an internal review of the executive’s compensation, both individually and relative to other named executive officers; and

•	base salaries paid by comparable companies.

Salary levels are typically considered annually as part of the company’s performance review process, as well as upon any change in job responsibility. Merit-based increases to salaries are based on the company’s available resources and the Compensation Committee’s assessment of the individual’s performance. Both assessments are based upon both written and oral evaluations of such criteria as innovation, job knowledge, communication, problem solving, initiative, goal-setting, and interpersonal effectiveness. The increases in 2013 base salaries over 2012 were made in consideration of our attainment or substantial progress in attaining all of our corporate goals for 2012, and the subjective assessment of each executive officer’s performance of his or her major job responsibilities. Each of the base salary increases was considered in light of the Radford Global Life Sciences Survey, analysis of our oncology peer group, and other market data sources to confirm that they were within acceptable ranges based on market salaries.

Annual Cash Bonuses

We provide an opportunity for each of our named executive officers to receive a discretionary annual cash bonus based on performance related to corporate objectives established by our board of directors. For any given year, these objectives may relate to operational, strategic or financial factors such as progress in developing or commercializing our product candidates, establishing and maintaining of key business relationships, raising or maintaining certain levels of capital or improving our results of operations.

Historically at its annual year-end meeting to consider executive compensation, the Compensation Committee, in consultation with management, has established corporate goals for the upcoming fiscal year for purposes of, among other things, making its recommendations regarding its discretionary annual bonus awards (and stock option grants) for the upcoming year to our named executive officers. The corporate goals for 2013 were considered by the Compensation Committee at its year-end meeting held on December 12, 2012.

Dr. Ahn’s employment agreement entitles him to an annual cash bonus in an amount to be determined in our discretion, but not less than $100,000. Dr. Hamilton is eligible under his employment agreement to receive during each calendar year, commencing in 2014, an annual target performance bonus of 30% of his base salary in the discretion of our board of directors, and Mr. Dunlap’s employment letter agreement entitles him to a target bonus of 20% of his base salary in our discretion. Dr. Schwartz is eligible to receive an annual bonus in the discretion of our board of directors, but no target bonus is specified in his employment agreement. Consistent with our historical hiring practices, Dr. Hamilton received a sign-on bonus of $70,000 upon joining our company in 2013.

The Compensation Committee evaluates the achievement level of corporate objectives as it relates to annual cash bonuses for executive officers and makes it views known to the full Board as part of its final compensation deliberations. The Compensation Committee also considers the bonuses paid by comparable companies, among other criteria. The Board may approve bonuses based on the foregoing determinations or, after considering market conditions, our financial position or other factors, may, in its sole discretion, determine not to award any bonuses or to award larger or smaller bonuses then recommended by the Compensation Committee.

See the discussion below of the cash bonuses to the named executive officers for 2013.

Equity Incentive Compensation

We believe that successful long-term corporate performance is more likely to be achieved with a corporate culture that encourages a long-term focus by our officers and other employees through the use of equity awards, the value of which depends on our stock performance. We have established a 2007 Incentive Plan to provide all of our employees, including our executive officers, with incentives to help align our employees’ interests with the interests of our stockholders and to enable them to participate in the long-term appreciation of our stockholder value. Additionally, equity awards provide an important retention tool for executives, as the awards generally are subject to vesting over an extended period of time based on continued service with us.

Typically, equity awards are granted annually at the end of each fiscal year or in January of the immediately succeeding fiscal year. In addition, we may grant equity awards upon the occurrence of certain events during the year — for example, upon an employee’s hire or achievement of a significant business objective. In January

2013, our board of directors granted annual stock option awards for fiscal 2012. The annual grants for fiscal 2013 were awarded in November 2013 as discussed in more detail below in this section. In 2013, we also granted to Dr. Hamilton upon his joining our company an incentive stock option to purchase up to 300,000 shares of our common stock at an exercise price equal to the market price of our common stock on the date of grant. The stock option vests in 12 equal quarterly installments beginning on the first quarterly anniversary of the date of grant, subject to Dr. Hamilton remaining in our continuous employ through each quarterly vesting date.

No formula is used in setting stock option grants, and the determination of whether to grant stock options, as well as the size of such grants, to our executive officers involves subjective assessments by the Compensation Committee and our board of directors and, with respect to executive officers other than himself, our Chief Executive Officer. Generally, annual equity awards are driven by our desire to retain and motivate our executives, as well as a consideration of individual performance and contributions during the year. As with base salary and cash bonuses, for 2013, the Compensation Committee and our board of directors also considered data from the Radford Global Life Sciences Survey, analysis of our oncology peer group, Salary.com and other market data sources in evaluating and determining stock option grants to our executive officers.

At its meeting on November 22, 2013, the Compensation Committee recommended for approval by our board of directors the grant to Dr. Ahn of a stock option to purchase 600,000 shares of our common stock at an exercise price of $3.88 per share, which equaled the closing market price on the date of grant. The grant was approved by our board on November 26, 2013. This compares to the grant to Dr. Ahn in January 2013 of a stock option to purchase 650,000 shares of our common stock as part of his 2012 compensation. The options will vest monthly over four years, unless Dr. Ahn’s employment is terminated by us without “cause,” or by Dr. Ahn for “good reason,” in which case they continue to vest over a 12-month severance period. At its November 22, 2013 meeting, the Compensation Committee also recommended lesser stock option grants to our other named executive officers as reflected in the table under “Stock Option Awards” below in this section, which grants also were approved by our board on November 26, 2013. All of these other stock options also had an exercise price equal to the closing market price on the date of grant and will vest in 12 equal quarterly installments, subject to the executive remaining in our continuous employ through each quarterly vesting date.

Generally speaking, we have not taken into consideration any prior stock option or stock awards to our named executive officers in determining whether to grant new stock options, although we may do so during 2014 or other years.

Our 2007 Incentive Plan allows for alternative forms of long-term incentives for our executive officers, including: stock options with time-based vesting, which require the market value of our common stock to increase before they are valuable; restricted stock awards; and performance-based restricted stock units, or “RSUs,” the right to which depends on successful completion of corporate performance goals; or RSUs with time-based vesting.

Retirement Plans, Perquisites and Other Personal Benefits

Our executive officers are eligible to participate in the same group insurance and employee benefit plans, including our Employee Stock Purchase Plan described below, as our other salaried employees. These benefits include medical, dental, vision, disability benefits, and life insurance.

We have adopted a tax-qualified employee savings and retirement plan, our 401(k) Plan, for eligible U.S. employees, including our named executive officers. Eligible employees may elect to defer a percentage of their eligible compensation in the 401(k) Plan, subject to the statutorily prescribed annual limit. We may make matching contributions on behalf of all participants in the 401(k) Plan in an amount determined by our board of directors. We made matching contributions to the 401(k) Plan for 2013 of approximately $35,000. Matching contributions, if any, are subject to a vesting schedule; all employee contributions are at all times fully vested.

We intend the 401(k) Plan, and the accompanying trust, to qualify under Sections 401(k) and 501 of the Internal Revenue Code so that contributions by employees to the 401(k) Plan, and income earned (if any) on plan contributions, are not taxable to employees until withdrawn from the 401(k) Plan, and so that we will be able to deduct our contributions, if any, when made. The trustee under the 401(k) Plan, at the direction of each participant, may invest the assets of the 401(k) Plan in any of a number of investment options.

Our company also has established an employee stock purchase plan (“ESPP”) that allows employees, including our executive officers, to contribute up to 15% of their cash earnings, subject to certain maximums, to be used to purchase shares of our common stock on each semi-annual purchase date. The purchase price is equal to 85% of the market value per share on either the first or last day of the semi-annual period, whichever is lower. Our ESPP is non-compensatory pursuant to the provisions of generally accepted accounting principles for share-based compensation expense. The ESPP contains an “evergreen provision” with annual increases in the number of shares available for issuance on the first day of each year through January 1, 2015 equal to the lesser of: (a) 250,000 shares increased on each anniversary of the adoption of the Plan by 1% of the total shares of stock then outstanding; and (b) 1,000,000 shares. As of December 31, 2013, an aggregate of 756,490 shares of common stock were authorized and available for future issuance under the ESPP. We had issued 243,510 shares under the ESPP through December 31, 2013.

Our ESPP is generally available to all employees who work 40 hours per week, including our executive officers so long as they own less than 5% of our outstanding common stock. Dr. Ahn, Dr. Schwartz and Mr. Dunlap each participated in the ESPP during 2013.

The ESPP permits eligible employees to elect to have a portion of their pay deducted by us to purchase shares of our common stock at a discount. The Compensation Committee determines the length and duration of the periods, known as offering periods, during which payroll deductions will be accumulated to purchase shares of common stock. Within a single offering period, we may permit periodic purchases of stock during periods, known as purchase periods.

We currently have two six-month purchase periods ending on June 30 and December 31 of each year. The Compensation Committee may modify the duration of the offering periods and the purchase periods in the future.

The ESPP is administered by the Compensation Committee, which has the authority to interpret the ESPP, to prescribe, amend and rescind rules relating to it, and to make all other determinations necessary or advisable in administering the ESPP.

Stock Ownership Guidelines

Although stock option grants and participation in our ESPP encourage equity ownership, we currently do not require our directors or executive officers to own a particular number of shares of our common stock. We believe that stock and option holdings among our directors and executive officers are adequate at this time to appropriately align their interests with those of our stockholders.

Perquisites

Our executive officers participate in the same group insurance and employee benefit plans as our other salaried employees, and we do not provide other special benefits or other perquisites to our executive officers.

2013 Officer Compensation

Salary

Mark J. Ahn, Ph.D., became our President and Chief Executive Officer in March 2011 in connection with our merger acquisition of Apthera, Inc. and our lead product candidate, NeuVax™. With respect to 2013, based on Dr. Ahn’s instrumental role as our President and Chief Executive Officer in achieving our principal 2013 objectives, as well as a review, analysis and discussion of the salaries of executives as reported by the Radford Global Life Sciences and oncology peer group surveys, Dr. Ahn’s base salary for 2013 was increased to $487,030.

Mark Schwartz, Ph.D., has been our Executive Vice President and Chief Operating Officer since March 2011. In determining his base salary for 2013, the Compensation Committee considered Dr. Schwartz’s extensive management expertise as a biotechnology company executive. Based primarily on a review, analysis and discussion of the salaries of executives in similar roles reported in the Radford Global Life Sciences and oncology peer group surveys, Dr. Schwartz’s base salary for 2013 was increased to $365,000.

Ryan M. Dunlap served as our Senior Director, Finance and Chief Accounting Officer (principal accounting and financial officer) during fiscal year 2013, and was appointed Vice President and Chief Financial Officer effective February 1, 2014. He also serves as our Corporate Secretary. In establishing Mr. Dunlap’s base salary for 2013, the Compensation Committee took into account his finance and accounting background and level of experience. Based primarily on a review and discussion of the salaries reported in the 2013 Radford Global Life Sciences and oncology peer group surveys, Mr. Dunlap’s base salary for 2013 was set at $185,000.

Brian Hamilton, M.D., Ph.D., has served as our Executive Vice President and Chief Medical Officer since November 2013. In establishing his base salary for 2013, the Compensation Committee considered Dr. Hamilton’s background and experience and anticipated key important role in advancing our pivotal Phase 3 PRESENT trial of NeuVax™ and extensive experience in obtaining U.S. Food and Drug Administration approval for product candidates. Dr. Hamilton’s base salary for 2013 was established at $385,000.

Executive Officer	2013 Base Salary		2012 Base Salary	Percentage Increase from 2012(%)
Mark J. Ahn, Ph.D. President and Chief Executive Officer	$487,000		$450,000	8%

Mark Schwartz, Ph.D. Chief Operating Officer and Executive Vice President	$365,000		$350,000	4%

Ryan M. Dunlap Vice President, Chief Financial Officer and Secretary	$205,000	(1)	$175,000	17%

Brian Hamilton, M.D., Ph.D.	$385,000		NA	NA
Executive Vice President and Chief Medical Officer

Rosemary Mazanet, M.D., Ph.D. Former Executive Vice President and Chief Medical Officer	$390,000		$375,000	4%

(1)	On, January 1, 2013, we increased Mr. Dunlap’s base annual salary from $175,000 to $185,000 based on his increased responsibilities and industry experience. On July 1, 2013, we increased Mr. Dunlap’s base annual salary from $185,000 to $205,000 in light of his promotion to Senior Director, Finance and Chief Accounting Officer and his expanded job responsibilities relating to corporate finance matters.

Cash Bonuses

Based on the compensation factors described above, the Compensation Committee recommended, and our board of directors approved, the following discretionary year-end cash bonuses for our executives in 2013:

Executive Officer	2013 Actual Cash Bonus(1)		2013 Targeted Cash Bonus	2012 Cash Bonus	Percentage Increase from 2012(%)
Mark J. Ahn, Ph.D. President and Chief Executive Officer	$250,000		$200,000	$217,000	13%

Mark Schwartz, Ph.D. Chief Operating Officer and Executive Vice President	$125,000		$100,000	$105,000	19%

Ryan M. Dunlap Vice President, Chief Financial Officer and Secretary	$41,000		$37,000	$35,000	17%

Brian Hamilton, M.D., Ph.D. Executive Vice President and Chief Medical Officer	$70,000	(2)	NA	NA	NA

Rosemary Mazanet, M.D., Ph.D. Former Executive Vice President and Chief Medical Officer(3)	NA		$112,500	$135,000	NA

(1)	2013 actual cash bonuses were accrued at December 31, 2013 and paid in January 2014.
(2)	Dr. Hamilton received this cash sign-on bonus upon joining our company.
(3)	Dr. Mazanet and our company agreed to her separation from our company effective November 7, 2013.

At its meeting held on January 29, 2013, our board of directors established the following 2013 corporate goals under our cash bonus program, which goals were given no particular weighting:

•	Advance the assay development and initiate validation vesting of our NeuVax companion diagnostic in partnership with Leica Biosystems, Inc.;

•	Continue to activate new trial sites and enroll additional patients in the Phase 3 PRESENT pivotal trial of our NeuVax product candidate;

•	Activate trial sites and enroll the first patient in Phase 2 combination trial of NeuVax and Herceptin;

•	Report Phase 1 clinical trial results and initiate the Phase 2 clinical trial of our FBP product candidate;

•	Establish strategic partnerships to acquire one or more products or product candidates and strengthen our intellectual property through our business development, or “BD,” efforts; and

•	Raise a targeted level of additional financing.

Our board of directors established these particular corporate goals based on its judgment that they represented matters over which the named executive officers have significant operational control and on which our board of directors believed they should focus to move our strategic plan forward and enhance stockholder value during 2013.

Performance Against 2013 Corporate Objectives

The Compensation Committee determined that the corporate goals for 2013 were achieved. This represented the Committee’s assessment that all the goals were fully or substantially met, and that all persons eligible for a discretionary bonus would be paid the cash bonuses equal to or in excess of their target bonuses, if any, set forth in the Summary Compensation table below in this section.

Stock Option Awards

The Compensation Committee determined to recommend the award to each named executive officer of the following incentive stock options to acquire shares of our common stock pursuant to the terms and conditions of the 2007 Incentive Plan, which awards were approved without modification by our board of directors and granted in January and November 2013. The January 2013 awards related to fiscal 2012, while the November 2013 awards related to fiscal 2013.

Executive Officer	Grant Date	2013 Awards of Stock Options
Mark J. Ahn, Ph.D.	11/26/2013	600,000
President and Chief Executive Officer	01/29/2013	650,000

Mark Schwartz, Ph.D.	11/26/2013	150,000
Chief Operating Officer and Executive Vice President	01/29/2013	40,000

Ryan M. Dunlap	11/26/2013	300,000
Vice President, Chief Financial Officer and Secretary	01/29/2013	250,000

Brian Hamilton, M.D., Ph.D.	11/26/2013	300,000
Executive Vice President and Chief Medical Officer

Rosemary Mazanet, M.D., Ph.D.	01/29/2013	450,000
Former Executive Vice President and Chief Medical Officer

In each case, the Compensation Committee considered and evaluated the Radford Global Life Sciences Survey, analysis of our oncology peer group, Salary.com, and other market data sources, the compensation factors described above and the amount of equity available for grant under our 2007 Incentive Plan. Each option was granted with a 10-year term and an exercise price equal to the closing price of our common stock on the date of grant. Consistent with the long-term nature of this element of our executive compensation, vesting occurs in either 12 or 16 equal installments commencing three months from the date of grant, subject in each case to be named executive officer remaining in our continuous employ through each quarterly vesting date.

Other Policies and Considerations

Internal Pay Equity

Based on its own experience and consistent with market surveys, the Compensation Committee concluded that total compensation for a company’s chief executive officer is generally higher than the total compensation for either its chief medical officer, chief operating officer or principal finance and accounting officer, and that the total compensation of the chief medical officer and chief operating officer is generally higher than the total compensation of the principal finance and accounting officer. The relative total compensation for our executive officers for 2013 followed the same pattern observed in the Radford Survey, with our President and Chief Executive Officer receiving the highest total compensation, followed by our chief Medical Officer, our Chief Operating Officer and our Senior Director, Finance and Chief Accounting Officer.

Our ordinal pay ranking is consistent with comparable companies, and as each component of compensation for each executive officer is evaluated in relation to the total compensation of officers holding positions having similar responsibilities at comparable companies, the Compensation Committee believes that relative compensation among our executive officers is appropriate and consistent with maintaining rational internal pay equity.

Relationship Between Compensation Elements

Each element of executive officer compensation was determined by reference to the same element paid to executive officers holding the similar position at comparable companies, but no benchmark or other objective formula was utilized when determining the relative proportion of salary, cash incentive or equity awards relative to each other or to total compensation.

Employment Agreements and Termination Benefits

The employment agreement for each executive officer other than Mr. Dunlap contains provisions related to termination of employment and in the case of Drs. Schwartz and Hamilton, a change of control of our company. When establishing the termination and change of control provisions of the employment agreements, the Compensation Committee and our board of directors considered their own experience regarding the termination and change of control provisions based on publicly available information regarding the practices of other life sciences companies, policy statements made by significant investor groups and an analysis of current market trends.

We provide change in control protections such as in Drs. Schwartz and Hamilton’s case only when they are deemed necessary to our officers to alleviate concerns regarding the possible occurrence of such a transaction, allowing them to focus their attention on our business. In addition, these protections encourage executives to remain with the Company during the threat or negotiation of a change in control transaction, which preserves our value and the potential benefit to be received by our stockholders in the transaction.

Our 2007 Incentive Plan provides generally that, upon the occurrence of a “covered transaction” such as a merger or acquisition of our company, all unvested stock options and awards under the Plan held by plan participants, including the named executive officers, will become immediately vested and exercisable immediately prior to the effective date of the transaction. The Compensation Committee believes that such a “single trigger” change-of-control policy is consistent with the objective of aligning the interests of the named executive officers’ and of the company’s stockholders by allowing the executives to participate equally with stockholders in the event of a “covered transaction.”

The specific terms of the termination and change of control arrangements, as well as an estimate of the compensation that would have been payable had they been triggered as of the end of 2013, are described in detail in the section below entitled “Executive Compensation — Potential Payments Upon Termination/Change of Control.”

Tax and Accounting Implications

Deductibility of Executive Compensation

The Compensation Committee takes into consideration the tax consequences of compensation to the named executive officers, but tax considerations are not a significant part of the company’s compensation policy.

As part of its role, the Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that corporations may not deduct compensation of more than $1,000,000 that is paid to certain individuals. We believe that compensation paid to our executive officers generally is fully deductible for federal income tax purposes.

Accounting for Share-Based Compensation

We account for share-based compensation in accordance with the requirements of Financial Accounting Standards Board (FASB) Accounting Standards Codification Subtopic 718, Stock Compensation (ASC 718). This accounting treatment has not significantly affected our executive compensation decisions.

“Clawbacks”

We have not established any policy regarding recoupment, or “clawback,” of any performance-based compensation in the event our company’s historical performance is subsequently revised or restated in a way that would have produced a lower compensation amount. We also have not relied upon wealth accumulation analyses, or “tally sheets,” in making executive compensation decisions.

The foregoing policies remained in place through 2013, and, unless otherwise noted above, we expect to continue to follow them for the foreseeable future.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee during 2013 served as one of our officers, former officers or employees. During 2013, none of our executive officers served as a member of the compensation committee of any other entity, one of whose executive officers served as a member of our Board of Directors or Compensation Committee, and none of our executive officers served as a member of the board of directors of any other entity, one of whose executive officers served as a member of our Compensation Committee.

Report of the Compensation Committee on Executive Compensation

The Compensation Committee of the Board of Directors has reviewed and discussed with management the foregoing “Compensation Discussion and Analysis” required by Item 402(b) of Regulation S-K and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this Proxy Statement.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Steven S. Kriegsman, Chairman

Richard Chin, M.D.

Rudolph Nisi, M.D.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows the compensation paid or accrued during the fiscal years ended December 31, 2013 and 2012 to Mark J. Ahn, Ph.D., the only individual who served as our principal executive officer during the year ended December 31, 2013, Ryan M. Dunlap, the only individual who served as our acting principal financial officer during the year ended December 31, 2013, our other most highly compensated executive officers who were serving as such as of December 31, 2013, and Rosemary Mazanet, M.D., our former Executive Vice President and Chief Medical Officer.

Name and Principle Position	Year	Salary ($)		Bonus ($)(1)	Option Awards ($)(2)		All Other Compensation ($)(7)	Total ($)
Mark J. Ahn, Ph.D.(8)	2013	487,030		250,000	2,361,640	(3)	693	3,099,363
President and Chief Executive Officer	2012	447,930		217,000	191,840		693	1,007,463
	2011	320,680		257,746	670,115		225	1,248,766
Ryan M. Dunlap(9)	2013	195,028		41,000	448,016	(4)	366	684,410
Vice President, Chief Financial Officer	2012	80,994		60,000	91,980		144	233,118
	2011	—		—	—		—	—
Mark W. Schwartz, Ph.D.(10)	2013	365,000		125,000	1,093,640	(5)	693	1,583,640
Executive Vice President and	2012	350,000		105,000	95,920		693	551,613
Chief Operating Officer	2011	235,673		108,177	224,264		213	568,327
Brian Hamilton, M.D., Ph.D.(11)	2013	57,256		70,000	803,040	(6)	43	930,339
Executive Vice President and	2012	—		—	—		—	—
Chief Medical Officer	2011	—		—	—		—	—
Rosemary Mazanet, M.D., Ph.D.(12)	2013	390,000	(13)	—	523,080		693	913,773
Former Executive Vice President and	2012	274,875		185,000	269,245		317	729,437
Chief Medical Officer	2011	—		—	—		—	—

(1)	Of the aggregate of $365,923 of bonuses shown for 2011, $250,000 represents year-end bonuses that were accrued at December 31, 2011 and paid in January 2012, $100,000 represents a signing bonus in connection with an employment agreement, and $15,923 represents off-cycle bonuses paid in 2011. Of the aggregate of $567,000 bonuses shown for 2012, $457,000 represent year-end bonuses for 2012 that were paid in December 2012 and $110,000 represent signing bonuses in 2012. Of the aggregate of $486,000 of bonuses shown for 2013, $416,000 represent year-end bonuses that were accrued at December 31, 2013 and paid in January 2014 and $70,000 represents a signing bonus.
(2)	The amounts shown reflect the grant date fair value computed in accordance with FASB ASC 718 for the indicated year, adjusted to disregard the effects of any estimate of forfeitures related to service-based vesting. The assumptions we used in valuing options are described more fully in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in the footnotes to our financial statements incorporated in our annual report on Form 10-K for the year ended December 31, 2013.
(3)	Amount includes $755,560 in grant date fair value of options granted in January 2013 relating to fiscal year 2012 and $1,606,080 in grant date fair value of options granted in November 2013 relating to fiscal year 2013.
(4)	Amount includes $46,496 in grant date fair value of options granted in January 2013 relating to fiscal year 2012 and $401,520 in grant date fair value of options granted in November 2013 relating to fiscal year 2013.
(5)	Amount includes $290,600 in grant date fair value of options granted in January 2013 relating to fiscal year 2012 and $803,040 in grant date fair value of options granted in November 2013 relating to fiscal year 2013.
(6)	Amount represents options granted in November 2013 relating to fiscal year 2013.
(7)	The amounts shown consist of life insurance premiums paid by our company.

(8)	Dr. Ahn became our President and Chief Executive Officer effective March 31, 2011.
(9)	Mr. Dunlap became our Director of Finance, Controller and Principal Accounting Officer effective July 16, 2012. Mr. Dunlap served as our acting principal financial officer during 2013, and effective February 1, 2014, was appointed as our Vice President and Chief Financial Officer.
(10)	Dr. Schwartz became our Executive Vice President and Chief Operating Officer effective April 13, 2011.
(11)	Dr. Hamilton became our Executive Vice President and Chief Medical Officer effective November 7, 2013.
(12)	Dr. Mazanet separated from our company effective November 7, 2013.
(13)	Of the amount shown, $56,875 represents severance paid to Dr. Mazanet in connection with her separation from our company.

Amended and Restated 2007 Incentive Plan

For information regarding our 2007 Incentive Plan, see the discussion of Proposal 2, below, in this proxy statement.

Grants of Plan-Based Awards in 2013

In 2013, we granted stock options to our named executive officers under our 2007 Incentive Plan as reflected in the table below. The January 2013 awards related to fiscal 2012, while the November 2013 awards related to fiscal 2013.

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options(1)	Exercise Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Mark J. Ahn, Ph.D.	11/26/2013	600,000	$3.88	$1,606,080
President and Chief Executive Officer	01/29/2013	650,000	$1.71	$755,560

Ryan M. Dunlap	11/26/2013	150,000	$3.88	$401,520
Vice President, Chief Financial Officer	01/29/2013	40,000	$1.71	$46,496

Mark W. Schwartz, Ph.D.	11/26/2013	300,000	$3.88	$803,040
Executive Vice President and Chief Operating Officer	01/29/2013	250,000	$1.71	$290,600

Brian Hamilton, M.D., Ph.D.	11/26/2013	300,000	$3.88	$803,040
Executive Vice President and Chief Medical Officer

Rosemary Mazanet, M.D., Ph.D.	01/29/2013	450,000	$1.71	$523,080
Former Executive Vice President and Chief Medical Officer

(1)	Represents shares of our common stock underlying options awarded, each of which vest over time.
(2)	Represents the fair value of each equity award on the date of grant, as computed in accordance with FASB ASC 718.

Outstanding Equity Awards

The following table shows vested and unvested option award grants outstanding on December 31, 2013 to each of the named executive officers in the summary compensation table:

	Option Awards
	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date
Mark J. Ahn, Ph.D.(1)	50,000	—	5.00	05/23/2017
President and Chief Executive Officer	25,000	—	5.00	01/10/2018
	25,000	—	7.50	04/18/2018
	50,000	—	4.19	01/15/2019
	50,000	—	5.66	01/14/2020
	50,000	—	2.31	01/13/2021
	374,890	25,110	1.38	03/31/2021
	75,000	150,000	1.38	03/31/2021
	175,000	225,000	0.72	01/12/2022
	121,875	528,125	1.71	1/29/2023
		600,000	3.88	11/26/2023

Ryan M. Dunlap(2)
Vice President, Chief Financial Officer
	23,437	51,563	1.85	7/19/2022
	7,500	32,500	1.71	1/29/2023
		150,000	3.88	11/26/2023

Mark W. Schwartz, Ph.D.(3)	33,320	6,680	1.28	04/13/2021
Executive Vice President and Chief Operating Officer	250,000 87,500	— 112,500	1.00 0.72	09/07/2021 01/12/2022
	46,875	203,125	1.71	1/29/2023
		300,000	3.88	11/26/2023

Brian Hamilton, M.D., Ph.D.(4)		300,000	3.88	11/26/2023
Executive Vice President and Chief Medical Officer

Rosemary Mazanet, M.D., Ph.D.(5)	—	—	—	—
Former Executive Vice President and Chief Medical Officer(5)

(1)

Of the stock options shown, all options with an expiration date through January 13, 2021 relate to Dr. Ahn’s stock options granted in connection with his membership on our board of directors prior to his position as the President and Chief Executive Officer. All such options are fully vested as of December 31, 2012 and have an expiration date of 10 years from the date of grant. The stock option grant with an exercise price of $1.38 totaling 400,000 options vests as follows: 100,000 fully vested on March 31, 2011 and 300,000 vest in 12 equal quarterly installments beginning on June 30, 2011. The stock option grant with a price of $1.38 totaling 225,000 options is a performance based grant which vests as to, (i) 50,000 shares upon our common stock trading at a minimum closing price of $3 for 30 consecutive trading days, (ii) 75,000 shares upon our common stock trading at a minimum closing price of $4 for 30 consecutive trading days and (iii) 100,000 shares upon our common stock trading at a minimum closing price of $5 for 30 consecutive trading days. The stock option grant with an exercise price of $0.72 vests in 16 equal quarterly installments beginning on April 12, 2012. The stock option grant with an exercise price of $1.71 vests in 16 equal quarterly installments beginning on April 29, 2013. The stock option grant with an exercise price of $3.88 vests in 16 equal quarterly installments beginning on February 26, 2014. Each of these grants has an expiration date of 10 years from the date of grant, in each case so long as Dr. Ahn remains in continuous employ through the vesting date.
(2)	The stock option grant with an exercise price of $1.85 vests in 16 equal quarterly installments beginning on October 19, 2012. The stock option grant with an exercise price of $1.71 vests in 16 equal quarterly installments beginning on April 29, 2013. The stock option grant with an exercise price of $3.88 vests in 16 equal quarterly installments beginning on February 26, 2014. Each of these grants has an expiration date of 10 years from the date of grant and is subject to Mr. Dunlap remaining in our continuous employ through the vesting date.
(3)	The stock option grant with an exercise price of $1.28 vests in 12 equal quarterly installments beginning on July 13, 2011. The stock option with an exercise price of $1.00 vested immediately on September 7, 2011. The stock option grant with an exercise price of $0.72 vests in 16 equal quarterly installments beginning on April 12, 2012. The stock option grant with an exercise price of $1.71 vests in 16 equal quarterly installments beginning on April 29, 2013. The stock option grant with an exercise price of $3.88 vests in 16 equal quarterly installments beginning on February 26, 2014. Each of these grants has an expiration date of 10 years from the date of grant and is subject to Dr. Schwartz remaining in our continuous employ through the vesting date.
(4)	The stock option has an exercise price of $3.88 per share and vests in 12 quarterly installments of 25,000 shares each over three years, beginning on the first quarterly anniversary of the grant date (November 26, 2013) as long as Dr. Hamilton remains continuously employed by the company through such quarterly anniversary dates.
(5)	Upon her separation from our company in November 2013, all of Dr. Mazanet’s unvested stock options were cancelled in accordance with their terms.

Option Exercises in 2013

In connection with her separation from our company in November 2013, Rosemary Manzanet, Ph.D. exercised stock options to purchase 228,175 shares of our company stock at a weighted average exercise price of $1.34 per share. No other named executive officers exercised stock options in 2013.

Pension Benefits and Deferred Compensation

Because of the size of our company, the small number of executive officers in our company, and our company’s financial priorities, the Compensation Committee has not implemented any pension benefits, deferred compensation plans or other similar plans for our named executive officers other than our broad-cased employee 401(k) plan in which all of our employees, including our named executive officers, are entitled to participate.

Termination Agreement

Dr. Rosemary Mazanet

On November 6, 2013, we entered into a separation and general release agreement (the “Separation Agreement”) with Dr. Rosemary Mazanet, our former Executive Vice President and Chief Medical Officer, pursuant to which we and Dr. Mazanet agreed that she would voluntarily resign as our Executive Vice President and Chief Medical Officer of our company other than our broad-cased employee 401(k) plan in which all of our employees, including our named executive officers, are entitled to participate. effective as of November 7, 2013 (the “Separation Date”).

Under the Separation Agreement, and in lieu of any compensation that was otherwise payable to Dr. Mazanet relating to her employment by the company, we agreed to pay Dr. Mazanet any and all accrued and unpaid salary, together with all accrued and unpaid vacation pay and other paid time off, as of the Separation Date, and her then current base monthly salary for a period of three months following the Separation Date.

Employment Agreements

Mark J. Ahn, Ph.D.

We have entered into an employment agreement with Dr. Ahn under which he was engaged to serve as our President and Chief Executive Officer. Dr. Ahn’s employment agreement provides for a three-year term expiring on March 30, 2014 (the “Term”) and that Dr. Ahn was entitled to receive an initial annual base salary of $400,000. However, Dr. Ahn’s base salary was subject to reduction to $350,000 if we failed to complete a financing transaction with net proceeds of at least $5 million by September 1, 2011, and was subject to increase to $425,000 upon our completion of a financing transaction with net proceeds of at least $7.5 million by September 1, 2011. Our April 2011 underwritten public offering satisfied this financing criterion. Dr. Ahn will also be eligible to receive an annual performance bonus, the amount of which shall be determined by the board of directors in its sole discretion upon the recommendation of the compensation committee thereof, provided that the amount of such bonus shall in any event be not less than $100,000 for each year of the Term. Pursuant to the employment agreement, Dr. Ahn also received a signing bonus of $100,000 and was granted a 10-year stock option to purchase 100,000 shares of our common stock at an exercise price of $1.38 per share. The option was fully vested and immediately exercisable upon the date of grant. Further, Dr. Ahn was granted a 10-year stock option to purchase 525,000 shares of common stock at an exercise price of $1.38 per share. This option vested and become exercisable (i) as to 300,000 shares in eight equal quarterly installments beginning on June 30, 2011, (ii) as to 50,000 shares upon our common stock trading at a minimum closing price of $3.00 per share for 30 consecutive trading days, (iii) as to 75,000 shares upon our common stock trading at a minimum closing price of $4.00 per share for 30 consecutive trading days, and (iv) as to 100,000 shares upon our common stock trading at a minimum closing price of $5.00 per share for 30 consecutive trading days.

The employment agreement provides that if we terminate Dr. Ahn’s employment without “cause” (as defined in the employment agreement) during the Term or if he terminates his employment for “good reason” (as defined in the employment agreement) then he is entitled to: (i) continue receiving his then current annualized base salary and medical benefits for a period of twelve months following such termination (the “Severance Period”) and (ii) continued vesting for his option for the duration of the Severance Period.

On May 8, 2013, we amended our employment agreement with Dr. Ahn to extend the Term to December 31, 2016.

Mark W. Schwartz, Ph.D.

We have entered into an employment agreement with Dr. Schwartz for a one-year term expiring on April 13, 2012. Dr. Schwartz was entitled to receive an initial annual base salary of $225,000. Dr. Schwartz’s base salary was subject to increase to $275,000 upon our completion of a financing transaction with net proceeds of at least $5 million and to $300,000 upon our completion of a financing transaction with net proceeds of at least $10 million during the term of the employment agreement. Our April 2011 underwritten public offering satisfied both of these financing criteria. Pursuant to the employment agreement, Dr. Schwartz was granted a 10-year stock option to purchase 40,000 shares of our common stock at an exercise price of $1.28 per share. The option vests and becomes exercisable in 12 equal quarterly installments beginning on July 13, 2011, provided, in each case, that Dr. Schwartz remains in our continuous employ through such vesting date.

On September 23, 2011, we amended our employment agreement with Dr. Schwartz to extend the term of the employment agreement to September 23, 2013 and to increase his base annual salary from $300,000 to $350,000. On March 11, 2013, we further amended our employment agreement with Dr. Schwartz to extend indefinitely his employment agreement following the expiration of its term on an “at will” basis and to provide that the employment agreement may be terminated at any time after March 11, 2013 by us or Dr. Schwartz, with or without “cause” (as defined in the employment agreement).

The March 2013 amendment to Dr. Schwartz’s employment agreement further provides that in the event we terminate Dr. Schwartz’s employment without “cause,” he is entitled to: (1) continue receiving his then current annualized base salary for a period of six months following the termination; and (2) continued vesting under his option for the duration of the term of the agreement.

Under the employment agreement, if, in connection with a change of control of our company during the term, Dr. Schwartz’s compensation, benefits, title, or duties are reduced, or if Dr. Schwartz is required to relocate more than 50 miles from his current residence, then Dr. Schwartz shall be considered terminated without cause, in which case he shall be entitled to the benefits set forth in the preceding paragraph.

Ryan M. Dunlap

We have entered into an employment letter agreement with Mr. Dunlap, effective July 16, 2012, pursuant to which Mr. Dunlap was engaged to serve as our Director of Finance, Controller and Principal Accounting Officer on an “at-will” basis.

Under the employment letter agreement, Mr. Dunlap was entitled to receive an annual base salary of $175,000 and a grant under our 2007 Incentive Plan of stock options to purchase 75,000 shares of our common stock at an exercise price of $1.85 per share. The stock options vest and become exercisable in 16 equal quarterly installments beginning on the first quarterly anniversary of the effective date of Mr. Dunlap’s employment, subject to Mr. Dunlap remaining in our continuous employ through each quarterly vesting date.

Additionally, Mr. Dunlap is eligible under the employment letter agreement to: (i) receive an annual bonus (as determined by the Compensation Committee of our board of directors) of up to 20% of his annual base salary; and (ii) participate in all employee benefit plans in effect for our employees from time to time. Mr. Dunlap also received a $25,000 sign-on bonus.

On January 1, 2013, Mr. Dunlap’s base annual salary was increased to $185,000. On July 1, 2013, we amended our employment agreement with Mr. Dunlap to change his title to Senior Director, Finance, Chief Accounting Officer and Treasurer, and to increase his base annual salary from $185,000 to $205,000. Effective February 1, 2014, Mr. Dunlap was appointed as our Vice President and Chief Financial Officer.

Brian Hamilton, M.D., Ph.D.

We have entered into an employment agreement with Dr. Hamilton, M.D., Ph.D., pursuant to which Dr. Hamilton will serve as our Executive Vice President and Chief Medical Officer. Dr. Hamilton’s employment agreement provides for a three-year term expiring on November 7, 2016.

Under the employment agreement, Dr. Hamilton is entitled to receive an annual base salary of $385,000 and, effective November 26, 2013, was granted under our Amended and Restated 2007 Incentive Plan a stock option to purchase 300,000 shares of our common stock at an exercise price of $3.88 per share. The stock option will vest and become exercisable in 12 equal quarterly installments beginning on the first quarterly anniversary of the grant, provided, in each case, that Dr. Hamilton remains in our continuous employ through such vesting date.

Additionally, Dr. Hamilton will be eligible under the employment letter agreement to: (i) receive an annual bonus (as determined by the Compensation Committee of our board of directors) of up to 30% of his annual base salary; and (ii) participate in all employee benefit plans in effect for our employees from time to time. We also paid Dr. Hamilton, under the employment agreement, a $70,000 sign-on bonus.

Dr. Hamilton’s employment agreement further provides that in the event we terminate Dr. Hamilton’s employment without “cause,” he is entitled to continue receiving his then current annualized base salary for a period of six months following the termination.

Executive Compensation — Potential Payments Upon Termination/Change of Control

The table below reflects the amount of compensation to each of our named executive officers in the event of termination of such executive’s employment without “cause” or his resignation for “good reason,” termination following a change in control and termination upon the executive’s death or permanent disability. The named executive officers are not entitled to any payments other than accrued compensation and benefits in the event of their voluntary resignation. The amounts shown in the table below assume that such termination was effective as of December 31, 2013, and thus includes amounts earned through such time, and are estimates only of the amounts that would be payable to the executives. The actual amounts to be paid will be determined upon the occurrence of the events indicated.

		Termination without Cause or for Good Reason
Name	Benefit	Before Change in Control ($)	After Change in Control ($)	Death ($)	Disability ($)	Change in Control ($)
Mark J. Ahn, Ph.D.	Severance	$600,000	$600,000	—	—	—
President and Chief Executive Officer	Accelerated vesting of stock options(1)	$1,204,019	$1,204,019	—	—	$3,945,300
	Health insurance(2)	$30,000	$30,000	—	—	—

Ryan M. Dunlap	—	—	—	—	—	—
Vice President, Chief Financial Officer	Accelerated vesting of stock options(1)	—	$427,986	—	—	$427,980

Mark W. Schwartz, Ph.D.	Severance	$191,625	$191,625	—	—	—
Executive Vice President and Chief Operating Officer	Accelerated vesting of stock options(1)	$272,645	$272,645	—	—	$242,645
	Health insurance(2)	$15,000	$15,000	—	—	—

Brian Hamilton, M.D., Ph.D.	Severance	$192,500	$192,500	—	—	—
Executive Vice President and Chief Medical Officer	Accelerated vesting of stock options(1)	—	$324,000	—	—	—
	Health insurance(2)	$15,000	$15,000	—	—	—

Rosemary Mazanet, M.D., Ph.D.(3)
Former Executive Vice President and Chief Medical Officer	NA	NA	NA	NA	NA	NA

(1)	Represents the intrinsic value of in-the-money stock options outstanding at December 31, 2013 as determined by subtracting the exercise price of the stock options from the market price of our common stock on December 31, 2013, multiplied by the number of shares underlying the unvested in-the-money stock options.
(2)	Represents the cost as of December 31, 2013 of continuation of the executive’s health insurance.
(3)	Dr. Mazanet separated from our company effective November 7, 2013.

Director Compensation

In the discretion of our board of directors, each non-employee director may be paid such fees for his services as a director and be reimbursed for his reasonable expenses incurred in the performance of his duties as director as our board of directors determines from time to time.

The following table sets forth a summary of the compensation paid to our non-employee directors in 2013:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(1)(2)	All Other Compensation ($)	Total ($)
Richard Chin, M.D.	36,750	—	$574,220	—	$610,970
Stephen S. Galliker(3)	175,500	—	574,220	—	749,720
Sanford J. Hillsberg	97,000	—	574,220	—	671,220
Steven A. Kriegsman	54,000	—	574,220	—	628,220
Rudolph Nisi, M.D.	59,250	—	574,220	—	633,470
William L. Ashton(4)	16,500	—	690,170	—	706,670
Irving M. Einhorn(5)	—	—	—	—	—

Amounts included under options awards reflect the grant date fair value computed in accordance with FASB ASC 718 for the indicated year, adjusted to disregard the effects of any estimate of forfeitures related to service-based vesting. The assumptions we used in valuing options are described more fully under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in the footnotes to our financial statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013.
(2)	The awards for Dr. Chin, Mr. Galliker, Mr. Hillsberg, Mr. Kriegsman, Dr. Nisi and Mr. Ashton each include grant date fair value of $516,100 of awards granted in November 2013 for fiscal year 2014 compensation.
(3)	Includes $10,000 per month paid to Mr. Galliker for his service as Chair of our Audit Committee during the transition period pending our appointment of a Chief Financial Officer.
(4)	Mr. Ashton was appointed as a director on April 26, 2013.
(5)	Mr. Einhorn was appointed as a director on March 14, 2014.

Cash Compensation

Under our non-employee director compensation program, each non-employee director received the following cash compensation for service on our board of directors and committees of our board of directors during 2013:

•	an annual retainer fee of $20,000 for each director, payable quarterly,

•	an annual retainer fee of $20,000 for the chairperson of each committee of our board of directors other than the audit committee, payable quarterly,

•	an annual retainer fee of $20,000 for the chairperson of the audit committee of our board of directors, payable quarterly,

•	an annual retainer fee of $45,000 for the Chairman of our board of directors, payable quarterly,

•	a fee of $1,500 per board meeting attended by the director, such fee payable for meetings attended in person or telephonically,

•	a fee of $1,500 per audit committee meeting attended by the chair of the committee, such fees payable for meetings attended in person or telephonically,

•	a fee of $1,250 per audit committee meeting attended by other directors who are members of the committee, such fees payable for meetings attended in person or telephonically,

•	a fee of $1,250 per all other committee meetings attended by the chair of the committee, such fees payable for meetings attended in person or telephonically, and

•	a fee of $1,000 per all other committee meeting attended by other directors who are members of the committee, such fees payable for meetings attended in person or telephonically.

At the recommendation of our Compensation Committee, our board of directors has modified our non-employee director compensation plan. Under the modified program, each non-employee director will be entitled to receive the following cash compensation for service on our board of directors and committees of our board of directors during 2014:

•	an annual retainer fee of $30,000 for each director, payable quarterly,

•	an annual retainer fee of $25,000 for the chairperson of each committee of our board of directors other than the audit committee, payable quarterly,

•	an annual retainer fee of $30,000 for the chairperson of the audit committee of our board of directors, payable quarterly,

•	an annual retainer fee of $55,000 for the Chairman of our board of directors, payable quarterly,

•	a fee of $2,000 per board meeting attended by the director, such fee payable for meetings attended in person or telephonically,

•	a fee of $2,000 per audit committee meeting attended by the chair of the committee, such fees payable for meetings attended in person or telephonically,

•	a fee of $1,500 per audit committee meeting attended by other directors who are members of the committee, such fees payable for meetings attended in person or telephonically,

•	a fee of $2,000 per all other committee meetings attended by the chair of the committee, such fees payable for meetings attended in person or telephonically, and

•	a fee of $1,500 per all other committee meeting attended by other directors who are members of the committee, such fees payable for meetings attended in person or telephonically.

Historically, non-employee directors have also received annual grants of stock options to purchase 50,000 shares of our common stock. On January 29, 2013, as their annual grants for 2012, Messrs. Galliker, Hillsberg and Kriegsman and Drs. Chin and Nisi were granted an option of 50,000 shares at an exercise price of $1.71 per share. These options will vest and become exercisable in four equal quarterly installments of 12,500 shares beginning on the first quarterly anniversary of the grant date. These options have a ten-year term and are exercisable for two years following termination of service as a member of our board of directors, unless the director is terminated for cause, in which case the options will terminate immediately.

On April 26, 2013, Mr. Ashton was granted, in conjunction with his appointment as a director, an option of 100,000 shares at an exercise price of $2.54. The option will vest and become exercisable in four equal quarterly installments of 25,000 shares beginning on the first quarterly anniversary of the grant date. The option has a ten-year term and is exercisable for two years following termination of service as a member of our board of directors, unless Mr. Ashton is terminated for cause, in which case the option will terminate immediately.

At its meeting on November 22, 2013, our Compensation Committee recommended an increase from 50,000 to 200,000 in the annual stock option grants to non-employee directors, which increase was approved by our board of directors on November 26, 2013. Accordingly, on November 26, 2013, Messrs. Ashton, Galliker, Hillsberg and Kriegsman and Drs. Chin and Nisi were granted options to purchase 200,000 shares at an exercise price of $3.88 per share as part of their compensation for 2013. These options will vest and become exercisable in four equal quarterly installments of 50,000 shares beginning on the first quarterly anniversary of the grant date. These options have a ten-year term and are exercisable for two years following termination of service as a member of our board of directors, unless the director is terminated for cause, in which case the options will terminate immediately.

For 2014, our board of directors intends to re-evaluate our non-employee compensation program, including stock option grants to non-employee directors, and may determine to modify the program for 2014.

On April 18, 2013, Mr. Einhorn was granted, in conjunction with his appointment as a director, an option of 100,000 shares at an exercise price of $1.80. The option will vest and become exercisable in four equal quarterly installments of 25,000 shares beginning on the first quarterly anniversary of the grant date. The option has a ten-year term and is exercisable for two years following termination of service as a member of our board of directors, unless Mr. Einhorn is terminated for cause, in which case the option will terminate immediately.

Reimbursements

Our directors are reimbursed for their expenses incurred in attending board of directors, committee and stockholder meetings, including those for travel, meals and lodging.

Tax and Accounting Implications

Deductibility of Executive Compensation

As part of its role, the Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), which provides that corporations may not deduct compensation of more than $1,000,000 that is paid to certain individuals. We believe that compensation paid to our executive officers generally is fully deductible for federal income tax purposes.

Accounting for Share-Based Compensation

We account for share-based compensation in accordance with the requirements of FASB ASC 718. This accounting treatment has not significantly affected our compensation decisions.

PROPOSAL 2 — ADVISORY VOTE ON EXECUTIVE COMPENSATION

Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), as set forth in Section 14A(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), enables Galena’s stockholders to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules. At the 2013 Annual Meeting of stockholders, the stockholders approved an advisory measure that the stockholders advisory votes on executive compensation be held on an annual basis. The board of directors determined to follow the stockholders’ recommendations and to include an annual stockholders advisory vote on the compensation of Galena’s executive officers. Please refer to the discussion under “Executive Compensation” for a description of the compensation of our named executive officers.

We are asking for stockholder approval of the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules, which disclosures include the disclosures under “Executive Compensation — Compensation Discussion and Analysis,” the compensation tables and the narrative discussion following the compensation tables. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the compensation policies and practices described in this proxy statement. Accordingly, we are asking you to approve the following resolution:

RESOLVED, that the compensation paid to the named executive officers of Galena Biopharma, Inc., as disclosed in the 2014 Proxy Statement of Galena Biopharma, Inc. pursuant to Item 402 of SEC Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, hereby is approved.

This vote is advisory in nature and therefore is not binding on us, our Compensation Committee or our board of directors. Our board and our Compensation Committee, however, value the opinions of our stockholders. To the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider the stockholders’ concerns, and our Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Vote Required

The affirmative vote of a majority of the shares of our common stock present in person or represented by proxy and entitled to be voted on this proposal at the Annual Meeting is required for advisory approval of the proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC.

PROPOSAL 3 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Appointment of Moss Adams LLP

On May 13, 2013, we dismissed BDO USA, LLP (“BDO”) as our independent registered public accounting firm, and on May 16, 2013, the Audit Committee of our board of directors engaged Moss Adams LLP (“Moss Adams”) as our independent registered public accounting firm. The company stated in a Form 8-K filed with the SEC on May 16, 2013 that “[d]uring the fiscal years ended December 31, 2012 and 2011 and through May 13, 2013, there were: (i) no disagreements with BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO, would have caused it to make reference thereto in connection with its reports on the financial statements for such years; and (ii) no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.”

Moss Adams currently serves as our independent registered public accounting firm and audited our financial statements for the year ended December 31, 2013. Moss Adams does not have and has not had any financial interest, direct or indirect, in our company, and does not have and has not had any connection with our company except in its professional capacity as our independent auditors.

Our Audit Committee has reappointed Moss Adams to serve as our independent registered public accounting firm for the year ending December 31, 2014. The ratification by our stockholders of the appointment of Moss Adams is not required by law or by our Bylaws. Our board of directors, consistent with the practice of many publicly held corporations, is nevertheless submitting this appointment for ratification by the stockholders. If this appointment is not ratified at the Annual Meeting, the Audit Committee intends to reconsider its appointment of Moss Adams. Even if the appointment is ratified, the Audit Committee in its sole discretion may direct the appointment of a different independent registered public accounting firm at any time during the fiscal year if the Audit Committee determines that such a change would be in the best interests of our company and its stockholders.

Audit and non-audit services to be provided by Moss Adams are subject to the prior approval of the Audit Committee. In general, the Audit Committee’s policy is to grant such approval where it determines that the non-audit services are not incompatible with maintaining the independent registered public accounting firm’s independence and there are costs or other efficiencies in obtaining such services from the independent registered public accounting firm as compared to other possible providers.

We expect that representatives of Moss Adams will be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Audit Fees

The fees for 2013 and 2012 billed to us by Moss Adams for professional services rendered for the audit and quarterly reviews of our financial statements filed by us with the SEC were $128,893 and $0, respectively.

The fees for 2013 and 2012 billed to us by BDO for professional services rendered for the audit and quarterly reviews of our financial statements filed by us with the SEC were $98,464 and $257,500, respectively.

Audit-Related Fees

Audit-related fees for 2013 billed to us by Moss Adams for professional services rendered in connection with certain registration statements and various financings were $35,750. No audit-related fees for 2012 were billed to us by Moss Adams.

Audit-related fees for 2013 billed to us by BDO for professional services rendered in connection with certain registration statements and various financings were $79,525. Audit-related fees for 2012 billed to us by BDO for professional services rendered in connection with certain registration statements and various financings were $144,390.

Tax Fees

The fees for 2013 and 2012 billed to us by Moss Adams for tax compliance, tax advice, and tax planning were $18,310 and $0, respectively.

The fees for 2013 and 2012 billed to us by BDO for tax compliance, tax advice, and tax planning were $5,850 and $9,650, respectively.

All Other Fees

Except as described above, no services were rendered by Moss Adams or BDO for 2013 or 2012.

Pre-approval Policies and Procedures

It is the policy of our Audit Committee that all services to be provided by our independent registered public accounting firm, including audit services and permitted audit-related and non-audit services, must be approved in advance by our Audit Committee. Our Audit Committee pre-approved all services provided to us by Moss Adams for 2013.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF MOSS ADAMS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

STOCKHOLDER PROPOSALS

Any proposal that a stockholder intends to present in accordance with Rule 14a-8 of Exchange Act of 1934 at our next Annual Meeting of Stockholders to be held in 2015 must be received by us on or before January 10, 2015. Only proper proposals under Rule 14a-8 which are timely received will be included in the proxy statement in 2015.

OTHER MATTERS

Expenses of Solicitation

We will bear the cost of soliciting proxies in the accompanying form. In addition to the use of the mails, proxies may also be solicited by our directors, officers or other employees, personally or by telephone, facsimile or email, none of whom will be compensated separately for these solicitation activities.

We have also engaged Georgeson Inc. to assist in the solicitation of proxies. We will pay Georgeson Inc. a fee of $7,500 plus certain out-of-pocket expenses and flat fees of $6.00 per completed proxy solicitation call and $4.00 per telephone vote.

Delivery of Proxy Materials to Households

Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this notice and/or proxy statement may have been sent to multiple stockholders in your household. If you would prefer to receive separate copies of a proxy statement or annual report either now or in the future, please contact your bank, broker or other nominee. Upon written request to us at Galena Biopharma, Inc., 4640 SW Macadam Ave., Suite 270, Portland, Oregon 97239, Attention: Corporate Secretary, or by telephone at (855) 855-4253, we will promptly deliver without charge, upon oral or written request, a separate copy of the proxy material to any stockholder residing at an address to which only one copy was mailed. In addition, stockholders sharing an address can request delivery of a single copy of annual reports or proxy statements if they are receiving multiple copies upon written or oral request to us at the address and telephone number stated above.

Miscellaneous

Our management does not intend to present any other items of business and is not aware of any matters other than those set forth in this proxy statement that will be presented for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the persons named in the enclosed proxy intend to vote the shares of our common stock that they represent in accordance with their best judgment.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on June 27, 2014.

Vote by Internet • Log on to the Internet and go to www.envisionreports.com/GALE • Follow the steps outlined on the secured website.

Vote by telephone

•    Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

•  Follow the instructions provided by the recorded message.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

GALENA BIOPHARMA, INC. AND MAY BE REVOKED BY THE STOCKHOLDER PRIOR TO ITS EXERCISE.

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.   ▼

A	Election of Directors — The Board of Directors recommends a vote FOR the listed nominees.

1.	Nominees	FOR	WITHHOLD
	01 – William L. Ashton	☐	☐

	02 – Richard Chin, M.D.	☐	☐

	03 – Rudolph Nisi, M.D.	☐	☐

B	Issues – The Board of Directors recommends a vote FOR the following proposals.

		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN
2.	Proposal to approve, by non-binding vote, the compensation of our named executive officers as disclosed in the proxy statement.	☐	☐	☐	3.	Proposal to ratify the appointment of MOSS ADAMS LLP as our independent registered public accounting firm for the year ending December 31, 2014.	☐	☐	☐

4	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and at any and all adjournments or postponements thereof. The Board of Directors, at present, knows of no other business to be presented at the meeting.

C	Non-Voting Items

Change of Address — Please print new address below.	Meeting Attendance	☐
Mark box to the right if you plan to attend the Annual Meeting.

D	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing in a fiduciary capacity, please indicate full title as such. If a corporation or partnership, please sign in full corporate or partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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